EXHIBIT 10.14

AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY

THIS AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (the "Agreement"), is made and entered into as of December 28, 2012 (the “Effective Date”), by and between RB 64 PCE, LLC, a Delaware limited liability company, and RB 66 PCE, LLC, a Delaware limited liability company (hereinafter referred collectively as "Seller"), and WELLS CORE REIT - 64 & 66 PERIMETER CENTER, LLC, a Delaware limited liability company (hereinafter referred to as "Purchaser").

W I T N E S S E T H:

WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property (as hereinafter defined) subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein, the sum of Ten and No/100 Dollars ($10.00) in hand paid by Purchaser to Seller at and before the sealing and delivery of these presents and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

1.    Purchase and Sale of Property. Subject to and in accordance with the terms and provisions of this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller, the Property, which term "Property" shall mean and include the following:

(a)     All of Seller's right, title and interest in and to those certain Lease Agreements, each dated as of June 1, 2012, between Dunwoody Development Authority (“Issuer”), a public body corporate and politic, as landlord, and Seller, as tenant, Short Form Lease Agreements of which are recorded with the DeKalb County, Georgia Clerk of the Superior Court in Book 23086, Page 731 and Book 23086, Page 779 (collectively, the “Bond Lease”), with respect to that certain real property, commonly known as 64 Perimeter Center East, Dunwoody, Georgia and 66 Perimeter Center East, Dunwoody, Georgia, as more particularly described in Exhibit “A” hereto (the “Land”) and all buildings, structures, and improvements situated on the Land (all of which are together hereinafter referred to as the "Improvements"), including, without limitation, that certain fifteen story office building containing approximately 384,773 square feet of leasable floor area, and that certain eight story office building containing approximately 198,917 square feet of leasable floor area (collectively, the “Building”), all parking areas and other amenities located on the Land, and all apparatus, elevators, built-in appliances, equipment, pumps, machinery, plumbing, heating, air conditioning, and electrical and other fixtures located on the Land;

(b)    All of each Seller's right, title and interest, if any, in and to those certain resolutions dated May 15, 2012 (collectively, the “Bond Resolution”), pursuant to which Issuer issued its $81,000,000 Dunwoody Development Authority Taxable Bonds (RB 64 PCE, LLC Project) Series 2012, dated June 15, 2012, and with a maturity date of April 1, 2027, and its $34,000,000 Dunwoody Development Authority Taxable Bonds (RB 66 PCE, LLC Project) Series 2012, dated June 15, 2012, and with a maturity date of April 1, 2027 (collectively, the “Bond”); the Bond Purchase Loan Agreements, each dated as of June 1, 2012 between each Seller, in its capacity as the purchaser of the Bond and in its capacity as the lessee under the Bond Lease, and the Issuer (collectively, the “Bond Purchase Loan Agreement”), the Deeds to Secure Debt, Assignment of Rents and Leases and

Security Agreement, dated as of June 1, 2012, from Issuer in favor of Seller, recorded in Book 23086, Page 747 and Book 23086, Page 795 (collectively, the “Security Deed”), the UCC Financing Statements filed with the Georgia Central Index as financing statement No. 044201202013 and No. 044201202014 (collectively, the “Financing Statement”), the UCC Fixture Filings recorded in Book 23086, Page 767 and Book 23087, Page 1 (collectively, the “Fixture Filings”), the Memorandum of Understanding, dated as of June 1, 2012, by and among Seller and Issuer (the “Memorandum of Understanding”), the Validation Order entered into by the Superior Court of DeKalb County, Georgia, on June 11, 2012, (the “Validation Order”); and

(c)    all of the right, title and interest of Seller in and to those certain Option Agreements each dated as of June 1, 2012, by and between the Dunwoody Development Authority, as “Issuer” thereunder, and Seller, as “Company” thereunder, recorded in Book 23086, Page 737 and Book 23086, Page 785 (collectively, the “Option Agreement”). The Bond Lease, Bond Resolution, Bond, Bond Purchase Loan Agreement, Security Deed, Memorandum of Understanding, Validation Order, Option Agreement and the other documents and agreements listed on Exhibit “M-1”, if any, are collectively referred to herein as the “Bond Documents”; and

(d)    all tangible personal property (excluding cash) now owned or hereafter acquired by Seller and located on or solely used in connection with the Land and Improvements, including, without limitation, the items set forth and described on Exhibit "B" attached hereto, and all other equipment, supplies, tools, furniture, furnishings, office equipment, fittings, appliances, shades, wall-to-wall carpet, draperies, screens and screening, art, awnings, plants, shrubbery, landscaping, lawn care and building maintenance equipment, vending machines and other furnishings or items of personal property owned by Seller and located on or solely used in connection with the Land and Improvements (all of which are together hereinafter referred to as the "Personal Property"); and

(e)    all of Seller's right, title, and interest, as landlord, lessor or sublandlord, as applicable, in and to each of the Leases (as hereinafter defined) and any and all guaranties of the Leases; and

(f)    all of Seller's right, title, and interest (to the extent transferable) in and to the plans and specifications with respect to the Improvements and any guarantees, trademarks, rights of copyright, or warranties, or other rights related to the ownership of or use and operation of the Land, Personal Property, or Improvements and all assignable governmental licenses and permits, associated with the Land, Personal Property, and Improvements.

2.    Earnest Money.

(a)    Within two (2) business days after the Effective Date of this Agreement, Purchaser shall deliver to Chicago Title Insurance Company ("Escrow Agent") as initial earnest money (the "Initial Earnest Money"), the amount of Six Million One Hundred Fifty Thousand and No/100 Dollars ($6,150,000.00) in immediately available federal funds by wire transfer, which Initial Earnest Money shall be held and disbursed by Escrow Agent in accordance with the terms of a written Escrow Agreement, a copy of which is attached hereto as Exhibit "C". At the Closing (as hereinafter defined), the Initial Earnest Money shall be applied as partial payment of the Purchase Price due and payable at Closing pursuant to Paragraph 3 below.

(b)    For the purposes of this Agreement the term "Earnest Money" shall mean whatever sums have been delivered to Escrow Agent as earnest money hereunder, including without limitation the Initial Earnest Money and any interest and other income earned thereon. The Earnest Money shall be applied to the Purchase Price at the Closing, and shall otherwise be held, refunded, or disbursed in accordance with the terms of this Agreement and the Escrow Agreement.

3.    Purchase Price. Subject to prorations, adjustments, and credits as otherwise specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be One Hundred Eighteen Million Five Hundred Thousand and No/100 Dollars ($118,500,000.00). The Purchase Price shall be paid by Purchaser to Seller at the Closing (as hereinafter defined) by wire transfer of immediately available federal funds, less the amount of Earnest Money delivered by Escrow Agent to Seller and subject to prorations, adjustments, and credits as otherwise specified in this Agreement.

4.    Purchaser's Inspection and Review Rights. Commencing on the Effective Date of this Agreement and subject to the rights of the Tenants (as hereinafter defined), Purchaser and its agents, engineers, or representatives (collectively, “Purchaser Representatives”), with Seller's good faith cooperation, shall have the privilege (subject to the rights of Tenants or other occupants of the Property and without disturbing the same) of going upon the Land and Improvements (“Real Property”) as needed to inspect, examine, test, and survey the Real Property at all reasonable times and from time to time. Purchaser understands and agrees that any on-site inspection shall be conducted on at least 24 hours prior written notice to Seller and, at Seller's option in its sole discretion, in the presence of Seller or its representative. Such privilege shall not include the right to make borings and other invasive tests, unless approved by Seller in its sole discretion. Purchaser shall maintain or shall cause to be maintained at all times during its entry upon the Real Property, commercial general liability insurance with limits of not less than Two Million and No/100 Dollars ($2,000,000.00) per occurrence combined single limit. Such policy of insurance shall name Seller as an additional insured, and such policy shall be primary with respect to the activities of Purchaser and its agents, engineers or representatives at the Real Property, whether or not Seller holds other policies of insurance. A certificate issued by the insurance carrier of such policy shall be delivered to Seller prior to entry upon the Real Property by Purchaser or its agents, engineers or representatives. Purchaser hereby agrees to indemnify and hold Seller harmless from any liens, claims, liabilities, and damages incurred through the exercise of such privilege (but excluding any liability arising out of the pre-existing environmental condition of the Real Property or the presence of toxic or hazardous substances thereon (unless such condition is exacerbated by a Purchaser Representative), and Purchaser further agrees to repair any damage to the Real Property caused by the exercise of such privilege. Such obligation to indemnify and hold harmless Seller shall survive any termination of this Agreement or the Closing (and shall not be merged therein). Prior to the Effective Date, Seller shall deliver to Purchaser a copy of (or otherwise make available to Purchaser for inspection) all material books, records, and files relating to the operation of the Property and Real Property, including, without limitation, title matters, tenant files, tenant credit information, commission agreements, service and maintenance agreements, maintenance records for HVAC and other equipment and the roof(s) on the Improvements, as-built plans and specifications, environmental reports, engineering reports, reports of insurance carriers insuring the Property and Real Property, and other contracts, books, records, operating statements and other information relating to the Property and Real Property and each solely to the extent in Seller's possession or control and excluding any materials of a privileged, confidential or proprietary nature. Seller further agrees to provide to Purchaser (or otherwise make available to Purchaser for inspection) prior to the Effective Date of this Agreement, to the extent the same are in the possession of or under the control of Seller, the most current boundary and "as-built" surveys of the Land and Improvements and any title insurance policies, environmental reports, certificates of occupancy, building permits, zoning letters and instruments reflecting the approval of any association governing the Real Property or relating thereto.

5.    Intentionally Deleted.

6.    Closing Conditions.

(a) General Conditions Precedent to Purchaser's Obligations Regarding the Closing. In addition to the conditions to Purchaser's obligations set forth in Paragraph 5 above, the obligations and liabilities of Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by written notice from Purchaser to Seller:

(i)    Seller has complied with and otherwise performed, in all material respects, each of the covenants and obligations of Seller set forth in this Agreement.

(ii)    Title Insurer (as hereinafter defined) is prepared to issue to Purchaser upon Closing a leasehold title insurance policy on the Bond Lease and Improvements substantially in the form attached hereto as Exhibit “F” including all endorsements attached thereto (the “Proforma Title Policy”). At Closing, such owner's title insurance policy shall be paid for by Seller; provided, however, Purchaser shall be solely responsible for all fees, charges, expenses and premiums for all endorsements attached to the Proforma Title Policy or otherwise requested by Purchaser (other than any endorsement which Seller may elect in its sole discretion to purchase in connection with removal of any Additional Adverse Exceptions or any Additional Adverse Survey Matters, as such terms are hereafter defined in Sections 7(a) and (b), respectively). In the event that Title Insurer is not prepared to issue to Purchaser upon Closing a leasehold title insurance policy substantially in form of the Proforma Title Policy, Seller may, in its sole discretion obtain a title policy in all material respects in the same form as the Proforma Title Policy from First American Title Insurance Company, Fidelity Title Insurance Company or Stewart Title Insurance Company (and any affiliates thereof) and for this purpose Seller shall be entitled to a reasonable postponement of the date of Closing if additional time is required, but in no event shall the postponement exceed thirty (30) days. The fees, costs, charges and premiums associated with obtaining such title policy shall be borne by Purchaser and Seller as provide for in this Agreement with regard to obtaining a leasehold title insurance policy based on the Proforma Title Policy.

(iii)     All representations and warranties of Seller as set forth in this Agreement shall be in all material respects true and correct when made and as of the date of Closing as though such representations and warranties were made on and as of the date of Closing.

(iv)    Purchaser shall have received the Tenant Estoppel Certificate referred to in Paragraph 9.

(v)    In the event that Seller extends the Closing Date to a date later than December 28, 2012, pursuant to Paragraph 10: (i) there has been no Material Adverse Change in the financial condition of State Farm Mutual Automobile Insurance Company, an Illinois corporation (“State Farm”). A “Material Adverse Change” shall mean downgrading by Standard & Poor's of the long-term unsecured senior debt obligations rating of State Farm below a rating of “A”; or (ii) any Tenant shall be in material default (without regard to the expiration of any applicable cure period provided in the Lease with such Tenant) under the terms of such Tenant's Lease as of the date of Closing.

(vi)    Seller shall obtain and deliver to Purchaser a fully completed estoppel certificate with respect to the Bond Documents in the form attached hereto as Exhibit "O" (herein referred to as the "Bond Estoppel Certificate"), duly executed by the Issuer and not indicating any matter that has a material adverse impact on the Property. The Bond Estoppel Certificate shall be executed as of the date not more than thirty (30) days prior to Closing.

In the event Purchaser shall terminate this Agreement as a result of the non-satisfaction of any of the foregoing conditions, Purchaser shall be entitled to an immediate return of the Earnest Money from Escrow Agent.

(b)    General Conditions Precedent to Seller's Obligations Regarding the Closing. The obligations and liabilities of Seller hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by written notice from Seller to Purchaser:

(i)    Purchaser has complied with and otherwise performed, in all material respects, each of the covenants and obligations of Purchaser set forth in this Agreement.

(ii)    All representations and warranties of Purchaser as set forth in this Agreement shall be in all material respects true and correct when made and as of the date of Closing as though such representations and warranties were made on and as of the date of Closing.

(iii)    (A) State Farm Mutual Automobile Insurance Company (“State Farm”) returns undrawn to Issuer (as hereafter defined): (i) that certain letter of credit in the face amount of $3,700,000.00 issued by Wells Fargo Bank, N.A. (“Issuer”), for the benefit of State Farm (the “64 State Farm Letter of Credit”) which was delivered to State Farm pursuant to the that certain Lease dated June 15, 2012, between the Seller, RB 64 PCE, LLC and State Farm, as amended (the “64 State Farm Lease”), and (ii) ) that certain letter of credit in the face amount of $15,000,000.00 issued by Issuer, for the benefit of State Farm (the “66 State Farm Letter of Credit;” collectively, the 64 State Farm Letter of Credit and the 66 State Farm Letter of Credit are hereafter referred to as the “Seller Letter of Credit”) which was delivered to State Farm pursuant to the that certain Lease dated June 15, 2012, between the Seller, RB 66 PCE, LLC and State Farm, as amended (the “66 State Farm Lease;” collectively, the 64 State Farm Lease and the 66 State Farm Lease are hereafter referred to as the “State Farm Lease”), and (B) Purchaser delivers and State Farm accepts a letter of credit or letters of credit to replace the Seller Letter of Credit (the “Purchaser State Farm Letter of Credit”).

7.    Title to the Property. At Closing, good and marketable leasehold title to the Bond Lease shall be conveyed by Seller to Purchaser by Lease Assignment (as defined below), free and clear of all liens, easements, restrictions, and encumbrances whatsoever, excepting only the Permitted Exceptions.

(a)    Title. All items listed as exceptions to coverage in the Proforma Title Policy attached hereto as Exhibit “F” are deemed to be “Permitted Exceptions.” In the event that additional matters which are an adverse change to the title to the Property arise after the Effective Date for which the Title Insurer revises the Proforma Title Policy to include additional exceptions to coverage related to such adverse matters (each an “Additional Adverse Exception”), Purchaser shall provide immediate written notice to Seller of any such Additional Adverse Exceptions. Seller shall have until the date of Closing to have or attempt to have any Additional Adverse Exception removed from the Proforma Title Policy as exceptions to coverage (or, with the consent of Purchaser, to have the Title Insurer commit to insure for the full amount of said policy against loss or damage that may be occasioned by such Additional Adverse Exception) and provide reasonable evidence thereof to Purchaser, and for this purpose Seller shall be entitled to a reasonable postponement of the date of Closing if additional time is required, but in no event shall the postponement exceed thirty (30) days. If Seller does not elect, is not able or fails to have any such Additional Adverse Exception removed from the Title Commitment (or insured over as provided for herein), Purchaser may elect, on or before the earlier of the date of Closing or three (3) days after receiving written notice from Seller that Seller elects not to attempt to have such Additional Adverse Exceptions removed as exceptions to coverage from the revised Proforma Title Policy (or is unable to effect such removal or obtain insurance over such item), (i) to terminate this Agreement, in which event this Agreement shall be null and void and neither party shall have any rights or obligations hereunder except those that expressly survive such termination, or (ii) to, without reduction in the Purchase Price, accept title subject to such Additional Adverse Exceptions which shall thereafter be deemed to be Permitted Exceptions.

(b)    Survey. Purchaser has received and approved the draft ALTA/ACSM Land Title Surveys of the Real Property dated December 24, 2012 (the “Survey”). All such matters disclosed on such survey are deemed to be Permitted Exceptions. In the event that there is change to the Property after the Effective Date requiring the Title surveyor to revise the Survey to disclose additional items which are an adverse change to the title to the Property (each an “Additional Adverse Survey Matters”), Purchaser shall provide immediate written notice to Seller of any such Additional Adverse Survey Matters. Seller shall have until the date of Closing to have or attempt to have any Additional Adverse Survey Matters removed from the Survey (or, with the consent of Purchaser, to have the Title Insurer commit to insure for the full amount of said policy against loss or damage that may be occasioned by such Additional Adverse Survey Matters) and provide reasonable evidence thereof to Purchaser, and for this purpose Seller shall be entitled to a reasonable postponement of the date of Closing if additional time is required, but in no event shall the postponement exceed thirty (30) days. If Seller does not elect, is not able or fails to have any such Additional Adverse Survey Matters removed from the Survey (or insured over as provided for herein), Purchaser may elect, on or before the earlier of the date of Closing or three (3) days after receiving written notice from Seller that Seller elects not to attempt to have such Additional Adverse Survey Matters removed from the revised Survey (or is unable to effect such removal or obtain insurance over such item), (i) to terminate this Agreement, in which event this Agreement shall be null and void and neither party shall have any rights or obligations hereunder except those that expressly survive such termination, or (ii) to, without reduction in the Purchase Price, accept title subject to such Additional Adverse Survey Matters which shall thereafter be deemed to be Permitted Exceptions.

8.    Representations and Warranties.

(a)    Seller hereby makes the following representations and warranties to Purchaser:

(i)    Leases. Attached hereto as Exhibit "D" is a complete list setting forth all leases in effect relating to the Property and the Real Property (other than the Bond Lease) and all modifications and amendments to such leases (such leases, as modified and amended, being herein collectively referred to as the "Leases" or individually as "Lease"). Seller has delivered to Purchaser (or shall deliver, pursuant to Paragraph 4) complete and accurate copies of all of the Leases. Seller is the "landlord" under all of the Leases and owns unencumbered legal and beneficial title to all of the Leases and the rents and other income thereunder except for that certain Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement from RB 64 PCE, LLC, a Delaware limited liability company to RP FP Lender LLC, a Delaware limited liability company, dated as of December 29, 2008 and recorded January 13, 2009 in Deed Book 21215, Page 162 in the records of the Superior Court of DeKalb County, Georgia; as amended by First Amendment to Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement among RB 64 PCE, LLC, RB 66 PCE, LLC and RP FP LENDER, LLC, dated as of January 1, 2011 and recorded February 8, 2012 in Deed Book 22869, Page 635, aforesaid records, and any encumbrance thereon under the Bond Documents. The lessees or tenants identified in the Leases are hereinafter collectively referred to as "Tenants" or individually as "Tenant". Seller has not received any written notice of termination or default by Seller as landlord under any of the Leases and, to Seller's knowledge, there are no existing or uncured defaults by any Tenant under the Leases other than those defaults of a de minimis nature. Seller has not entered into any new leases from and after November 13, 2012, nor received written notice from any Tenant from and after November 13, 2012, of the exercise of any renewal option or expansion option. No rental, lease, or other commissions with respect to any Lease are payable to Seller, to any partner or member of Seller, any party affiliated with or related to Seller or any partner or member of Seller or to any third party whatsoever on account of the then current term of any Lease, except for commissions due to Cushman & Wakefield of Georgia, Inc. with respect to the State Farm Lease. In the event that any Tenant Estoppel delivered to Purchaser with respect to any Lease shall contain any statement of fact, information or other matter which is inconsistent with the matters stated in Seller's representations in this Section 8(a), the Tenant Estoppel shall control and Seller shall have no liability for any claim based upon a breach of representation regarding such statement of fact, information or other matter contained in the Tenant Estoppel.

(ii)    Contracts. Except as depicted on Exhibit "E" hereto (the “Contracts”), Permitted Exceptions, the Bond Documents and the Leases, there are no written or oral insurance, service, maintenance, operating, repair, collective bargaining, employment, employee benefit, management, leasing, supply, purchase, consulting, professional service, advertising, promotion, public relations, equipment leases, construction or other contracts or agreements which will survive Closing and be binding upon Purchaser, the Property or the Real Property. Seller has provided Purchaser with complete and accurate copies of all Contracts. Seller has not received any written notice of termination or default by Seller under any of the Contracts and, to Seller's knowledge, there are no existing or uncured defaults by any other party to the Contracts other than those defaults of a de minimis nature.

(iii)    No Litigation. There are no actions, suits, or proceedings pending, or to Seller's knowledge threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property or the Real Property or against the Property or the Real Property. Seller also has no knowledge of any pending or threatened application for changes in the zoning applicable to the Property, the Real Property, or any portion of either.

(iv)    Condemnation. Seller has not received written notice of any condemnation or other taking by eminent domain of the Property, Real Property or any portion of either has been instituted and, to Seller's knowledge, there are no pending or threatened condemnation or eminent domain proceedings (or proceedings in the nature or in lieu thereof) affecting the Property, Real Property or any portion of either or their use.

(v)    No Roll Back Taxes. Except as provided by the Bond Documents, to Seller's knowledge, the Property and the Real Property have not been classified under any designation authorized by law to obtain a special low ad valorem tax rate or to receive a reduction, abatement or deferment of ad valorem taxes which, in such cases, will result in additional, catch up or roll back ad valorem taxes in the future in order to recover the amounts previously reduced, abated or deferred.

(vi)    Compliance With Governmental Requirements. Seller has not received written notice of any violation of law, municipal or county ordinance, or other legal requirement with respect to the Property or Real Property that has not been cured (including, without limitation, any written notice of violation for Seller's failure to hold or maintain any permit or license required in connection with the ownership or operation of the Property under applicable law or regulation).

(vii)    Environmental Matters. Except as set forth on URS Corporation, Phase I Environmental Site Assessment - 41, 47, 50, 53, 56, 64 and 66 Perimeter Center East; Project # 25366158 dated December 7, 2006, a copy of which has been delivered to Purchaser or as otherwise disclosed to Purchaser, Seller has received no written notification that any governmental or quasi-

governmental authority has determined that are any violations of Environmental Law with respect to the Property.
The term “Hazardous Materials” shall mean any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the state in which the Real Property is located, or the United States Government and which is (i) defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” or “restricted hazardous waste” under any provision of the laws of the state in which the Project is located; (ii) petroleum; (iii) asbestos; (iv) polychlorinated biphenyl; (v) radioactive material; (vi) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. § 1251 et seq. (33 U.S.C. § 1317); (vii) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903); or (viii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601). The term “Environmental Laws” shall mean all statutes specifically described in the foregoing sentence and all federal, state and local environmental health and safety statutes, ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

(viii)    Operating Expense Statement. Seller made available to Purchaser on the website [Box.com] a copy of the Income Statements for the Property for the years 2009, 2010 and 2011, each dated June 8, 2012, 9:55 a.m./p.m. and a year-to-date Income Statement for the Property for the period January 1, 2012, through October 31, 2012, dated November 12, 2012, at 5:09 p.m. (collectively, the “Operating Statements”). The Operating Statements were prepared by Seller and are used internally by Seller in connection with its operation of the Property. No representation or warranty is made with respect to the completeness or accuracy of the Operating Statements.

(ix)    Employees. There are no employment, collective bargaining, or similar agreements or arrangements between Seller and any of its employees or others which will be binding on Purchaser or any of Purchaser's successors in title.

(x)    Authorization. Each Seller is a duly organized and validly existing limited liability company under the laws of the State of Delaware and has duly registered and is qualified to transact business in the State of Georgia. This Agreement has been duly authorized and executed on behalf of Seller, all necessary action on the part of Seller to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose, and this Agreement constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditor's rights. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (subject to any consents or approvals required under the Bond Documents) (i) be in violation of Seller's certificate of formation or operating agreement, (ii) conflict with or result in the breach or violation of any law, regulation, writ, injunction or decree of any court or governmental instrumentality applicable to Seller, or (iii) constitute a breach of any evidence of indebtedness or agreement of which Seller is a party or by which Seller is bound.

(xi)    Seller Not a Foreign Person. Seller is not a "foreign person" which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

(xii)    Bond Documents. Attached hereto as Exhibit "M-1" is a complete list setting forth all of the Bond Documents and all modifications and amendments to such Bond Documents. Seller has delivered to Purchaser complete and accurate copies of all of the Bond Documents. Seller is the holder of the Bond and all related interests established by the Bond Documents and has not encumbered, transferred or otherwise conveyed the Bond or any such interests.

(xiii)    Bond Defaults. To Seller's knowledge, there are no existing defaults by Seller, or any other party, under any Bond Document.

(xiv)    Sinking Fund and Project Fund. Seller has not deposited any funds into either the Sinking Fund or the Project Fund, as such terms are defined in the Bond Documents.

(xv)    No Performance Reports. Pursuant to the Memorandum of Understanding, at least 75% of the aggregate rentable square footage of the Project has been leased.

(xvi)    OFAC, Anti-Money Laundering and Anti-Corruption Laws.
(A)    Neither Seller nor, to Seller's actual knowledge, any Person who owns a direct or indirect interest in Purchaser (collectively, a “Seller Party”) is now nor shall be at any time until the Closing under this Agreement a Person with whom a U.S. Person, including a Financial Institution, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by OFAC (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC) or otherwise.

(B)    Neither Seller nor, to Seller's actual knowledge, any Seller Party, nor any Person providing funds to Purchaser in connection with the transaction contemplated hereby (A) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering or any violation of any Anti-Money Laundering Laws or any violation of any Anti-Corruption Laws; (B) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws or under any Anti-Corruption Laws; or (C) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws or any Anti-Corruption Laws.

(b)    As used in this Agreement, the words “Seller's knowledge” or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of David Canaday (the “Designated Person”), without any duty of inquiry or investigation, and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate thereof. There shall be no personal liability on the part of the Designated Person arising out of any representations or warranties made herein. The provisions of this Section 8(b) regarding Seller's knowledge shall survive the Closing and shall not be merged therein.

(c)    Property Information. To the extent (i) any third party reports prepared by or on behalf of Purchaser or the information furnished or made available to Purchaser listed on Exhibit “S” hereto contains any statement of fact or information that provides actual knowledge to Purchaser that the foregoing representations and warranties are untrue, or (ii) Peter Mitchell or Steven McGee have actual knowledge (as distinguished from implied, imputed or constructive knowledge) prior to the Effective Date that such representations or warranties are untrue, those representations and warranties shall be deemed modified to the extent necessary to eliminate the inconsistency and to conform those representations and warranties to the such information, and Seller shall have no liability for any claim based upon a breach of representation regarding such statement of fact, information or other matter contained in such information (including, without limitation, any liability in the event that Purchaser elects to proceed to Closing notwithstanding its actual knowledge that such representations or warranties are untrue). The provisions of this Section 8(c) shall survive the Closing and shall not be merged therein.

(d)    The representations and warranties of Seller set forth in Section 8(a) shall survive the Closing for a period of one (1) year and shall not be merged therein for that one (1) year period. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing, (b) unless the valid claims for all such breaches collectively aggregate more than Fifty Thousand Dollars AND 00/100 ($50,000.00), in which event the full amount of such claims shall be actionable, and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said one (1) year period and an action shall have been commenced by Purchaser against Seller within ninety (90) days after the termination of the survival period provided for above in this Section 8(d). In the event that a claim is made by Purchaser against Seller for a breach of any representation or warranty, Purchaser agrees to cooperate (at no cost to Purchaser) with Seller in Seller's pursuit against any third party which is or may be responsible for such breach including, without limitation, any party to a Lease (including, without limitation, any Tenant), contract assigned by Seller to Purchaser in connection with this Agreement or any other third party which may require Purchaser's cooperation; provided, however, in no event shall Purchaser be required file an action in any court or administrative agency or terminate or take any remedial action under any Lease or Contract. As used herein, the term “Cap” shall mean the total aggregate amount of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00). In no event shall (i) Seller's aggregate liability to Purchaser with respect to (A) any breach of any representation or warranty of Seller or any other in this Agreement (as modified by the certificate to be delivered by Seller at Closing pursuant to Section 11(f)), and (B) any other claim whatsoever by Purchaser against Seller in connection with this Agreement or the sale of the Property pursuant to this Agreement, exceed the amount of the Cap (provided that funds withdrawn from the Holdback Escrow shall not count as a claim against the Cap, but costs of completing the Landlord Work (as defined in Section 31) paid by Seller in excess of the funds held in the Holdback Escrow (as defined in Section 31) shall count as a claim against the Cap), or (ii) Seller be liable for consequential or punitive damages. The provisions of this Section 8(d) shall not apply to prorations made in accordance with Section 14(j) below. The provisions of this Section 8(d) shall survive the Closing and shall not be merged therein.

Except as otherwise expressly provided in this Agreement or in any documents to be executed and delivered by Seller to Purchaser at the Closing, Seller is not making and has not made, and Purchaser has not relied on, any representation or warranty, express or implied, regarding the Property or Real Property, whether made by Seller, on Seller's behalf or otherwise, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, title, zoning, tax consequences, latent or patent physical or environmental condition, utilities, operating history or projections, valuation, governmental approvals, the compliance of the Property with governmental laws, the truth, accuracy or completeness of the Property information or any other information provided by or on behalf of Seller to Purchaser, or any other matter or thing regarding the Property. Purchaser acknowledges and agrees (i) that Purchaser is relying upon its own investigation or that of Purchaser's own consultants and representatives with respect to the physical and economic condition of the Property and Real Property and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be executed and delivered by Seller to Purchaser at the Closing, made (or purported to be made) by Seller or anyone acting or claiming to act on Seller's behalf. Seller shall provide Purchaser the opportunity to inspect the Property and Real Property as provided for in this Agreement and, subject to the terms and conditions of this Agreement, shall purchase the Property in its "as is" condition, "with all faults". Purchaser has not relied and will not rely on, and Seller is not liable for or bound by, any expressed or implied warranties, guaranties, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by Seller, the manager of the Property, or any real estate broker or agent representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing, unless specifically set forth in this Agreement. Purchaser represents to Seller that Purchaser has conducted, or will conduct prior to Closing, such investigations of the Property, including but not limited to, the physical and environmental conditions thereof, as Purchaser deems necessary to satisfy itself as to the condition of the Property and the existence or nonexistence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement or the Seller's Closing deliveries. Upon Closing, Purchaser shall assume the risk that construction defects and adverse physical and environmental conditions, may not have been revealed by Purchaser's investigations, and Purchaser, upon Closing, shall be deemed to have waived, relinquished and released Seller (and Seller's officers, directors, shareholders, employees and agents) from and against any and all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, which Purchaser might have asserted or alleged against Seller (and Seller's officers, directors, shareholders, employees and agents) at any time by reason of or arising out of any latent or patent construction defects or physical conditions, violations of any applicable laws (including, without limitation any environmental laws). Notwithstanding the foregoing, but subject to the other provisions of this Agreement, the provisions of this Section 8(d) are not intended and shall not be construed as affecting or impairing any rights or remedies that Purchaser may have against Seller with respect to (i) a breach by Seller of any of its representations and warranties expressly set forth herein, (ii) any of the obligations of Seller under this Agreement that expressly survive the Closing or the Holdback Agreement that expressly survive the Closing, or (iii) any acts constituting fraud by Seller. Seller and Purchaser acknowledge that the compensation to be paid to Seller for the Property takes into account that the Property is being sold subject to the provisions of this paragraph. Seller and Purchaser agree that the provisions of this paragraph shall survive the Closing and shall not be merged therein.
(e)    Purchaser hereby makes the following representations and warranties to Seller:

(i)    Authorization. Purchaser is a duly organized and validly existing limited liability company under the laws of the State of Georgia. This Agreement has been duly authorized and executed on behalf of Purchaser, all necessary action on the part of Purchaser to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose, and this Agreement constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditor's rights. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) be in violation of Purchaser's certificate of formation or operating agreement, (ii) conflict with or result in the breach or violation of any law, regulation, writ, injunction or decree of any court or governmental instrumentality applicable to Purchaser, or (iii) constitute a breach of any evidence of indebtedness or agreement of which Purchaser is a party or by which Purchaser is bound.

(ii)    Litigation. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

(iii)    OFAC, Anti-Money Laundering and Anti-Corruption Laws.
(A)    Neither Purchaser nor, to Purchaser's actual knowledge, any Person who owns a direct or indirect interest in Purchaser (collectively, a “Purchaser Party”) is now nor shall be at any time until the Closing under this Agreement a Person with whom a U.S. Person, including a Financial Institution, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by OFAC (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC) or otherwise.
(B)    Neither Purchaser nor, to Purchaser's actual knowledge, any Purchaser Party, nor any Person providing funds to Purchaser in connection with the transaction contemplated hereby (A) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering or any violation of any Anti-Money Laundering Laws or any violation of any Anti-Corruption Laws; (B) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws or under any Anti-Corruption Laws; or (C) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws or any Anti-Corruption Laws.

9.    Seller's Additional Covenants. Seller does hereby further covenant and agree as follows:

(a)    Operation of Property. Seller hereby covenants that, from the date of this Agreement up to and including the date of Closing, Seller shall: (i) not negotiate with any third party respecting the sale of the Property or any interest therein, (i1) not modify, amend, or terminate any of the Leases or enter into any new lease, contract, or other agreement respecting the Property or Real Property that is binding upon Purchaser after Closing, (iii) not waive any rights of Seller under any Lease or any contract assigned by Seller to Purchaser in connection with this Agreement, (iv) not grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment, or encumbrance respecting the Property or Real Property, and (v) cause the Property to be operated, maintained, and repaired in all material respects in the same manner as the Property and Real Property are currently being operated, maintained, and repaired.

(b)    Removal of Personal Property. Seller shall neither transfer nor remove any Personal Property or fixtures from the Real Property after the date of this Agreement except for the purposes of replacement thereof, in which case such replacements shall be promptly installed and shall be comparable in quality to the items being replaced.

(c)    Preservation of Leases. Seller shall, from and after the date of this Agreement to the date of Closing, use reasonable efforts to perform and discharge all of the duties and obligations and shall otherwise use reasonable efforts comply with every covenant and agreement of the landlord or lessor under the Leases, at Seller's expense, in the manner and within the time limits required thereunder. Furthermore, Seller shall, for the same period of time, use diligent and good faith efforts to cause the Tenants under the Leases to perform all of their respective duties and obligations and otherwise comply with their covenants and agreements under such Leases and shall take such actions as are reasonably necessary to enforce the terms and provisions of such Leases. Seller hereby agrees that from and after full execution of this Agreement, Seller shall not credit any portion of the security deposits, if any, against defaults or delinquencies of the Tenants under the Leases.

(d)    Tenant Estoppel Certificates. Prior to Closing, Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser a fully completed estoppel certificate duly executed by the Tenant thereunder with respect to each of the Leases in the form attached hereto as Exhibit "G" (herein referred to as the "Tenant Estoppel Certificates") or in the form required by such Tenant's Lease without any changes; provided, however, any knowledge qualifier of a Tenant shall not be considered a material change. The Tenant Estoppel Certificates shall be executed as of the date not more than thirty (30) days prior to Closing. Purchaser's obligations under this Agreement shall be conditioned upon Purchaser receiving an executed Tenant Estoppel Certificates from State Farm, CompuCredit Corporation, BDC Travel USA, LLC, Ventyx, Inc., ID Analytics, Inc., HMI Holdings Corp. and any Tenant occupying greater than 10,000 square feet of the Improvements which to not disclose any matter that has a material adverse impact on Purchaser or the Property.

(c)     Insurance. From and after the date of this Agreement to the date and time of Closing, Seller shall, at its expense, continue to maintain the same special form/"all risk" insurance covering the Property and Real Property which is currently in force and effect.

(d)    Cooperation with Purchaser's Auditors and SEC Filing Requirements. Seller shall provide to Purchaser (at Purchaser's expense) copies of, or shall provide Purchaser access to, such factual information as may be reasonably requested by Purchaser, and in the possession or control of Seller, or its property manager or accountants, excluding any materials of a privileged, confidential or proprietary nature, to enable Purchaser (or Wells Core Office Income REIT, Inc.) to file its Form 8-K, if, as and when such filing may be required by the Securities and Exchange Commission ("SEC"). At Purchaser's sole cost and expense, Seller shall allow Purchaser's auditor (Frazier & Deeter or any successor auditor selected by Purchaser) to conduct an audit of the income statements of the Property for the last complete fiscal year immediately preceding Closing, and shall cooperate (at no cost to Seller) with Purchaser's auditor in the conduct of such audit. In addition, Seller agrees to provide to Purchaser's auditor a letter of representation with respect to the last complete fiscal year immediately preceding Closing in the form attached hereto as Exhibit "H", and, if requested by such auditor, historical income and expense data for the Property, whether required before Closing or for up to 180 days following closing, for the three (3) year period preceding Closing. Without limiting the foregoing, (i) Purchaser or its designated independent or other auditor may audit Seller's operating statements of the Property, at Purchaser's expense, and Seller shall provide such documentation as Purchaser or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Purchaser such financial and other information as may be reasonably required by Purchaser to make any required filings with the SEC or other governmental authority, excluding any materials of a privileged, confidential or proprietary nature; provided, however, that the foregoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession of, or reasonably obtainable by, Seller or Seller's accountants, at no cost to Seller, and in the format that Seller (or its property manager or accountants) have maintained such information.

(f)    Bond Documents. Between the date hereof and Closing: (a) Seller will comply with all obligations of Seller under the Bond Documents, (b) Seller will not amend, modify, terminate or waive any rights under the Bond Documents and (c) Seller will not deliver a default notice or take other enforcement action under the Bond Documents on account of a default thereunder without Purchaser's written consent. Seller will deliver to the Issuer a copy of the form of Assignment of Bond, Lease and Other Bond Documents in accordance with Section 9.1(d)(ii) of the Bond Lease.

10.    Closing. Provided that all of the conditions set forth in this Agreement are theretofore fully satisfied or performed, it being fully understood and agreed, however, that Purchaser and Seller may waive expressly and in writing, at or prior to Closing, any conditions that are waivable respectively by Purchaser and Seller which are unsatisfied or unperformed at such time, the consummation of the sale by Seller and purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held on December 28, 2012, at the Atlanta, Georgia office of the Title Insurer, or at Seller's option in its sole discretion, by means of deposits and instructions with the Title Insurer.

11.    Seller's Closing Documents. For and in consideration of, and as a condition precedent to Purchaser's delivery to Seller of the Purchase Price described in Paragraph 3 hereof, Seller shall obtain or execute, at Seller's expense, and deliver to Purchaser at Closing the following documents (all of which shall be duly executed, acknowledged, and notarized where required and shall survive the Closing):

(a)    Assignment and Assumption Agreement (Bond Documents). An Assignment and Assumption Agreement (Bond Documents) (the “Lease Assignment”) from Seller, substantially in the form of Exhibit “M”, duly executed by Seller. Such Assignment and Assumption Agreement also shall assign the Option Agreement.

(b)     Assignment (Bond). An Assignment (Bond), substantially in the form of Exhibit “N”, duly executed by Seller, along with the original Bond. Purchaser and Seller will cooperate and use commercially reasonable efforts to have the Issuer prepare and place into escrow at Closing a replacement bond naming Purchaser as the holder; but it will not be a Closing condition that the Issuer do so. Seller will cooperate with Purchaser post-Closing, at no cost to Seller, to cause the Bond to be re-issued to Purchaser if it has not been issued and delivered at Closing, and if the Bond is re-issued to Purchaser at any time, then Purchaser and Seller shall cause the original Bond to be destroyed in accordance with and subject to the terms and conditions of Section 2.7(g) and Section 2.9 of the Bond Resolution.

(c)    Bill of Sale. [Intentionally Deleted]

(d)    Blanket Transfer. A Blanket Transfer and Assignment executed by Seller in the form and substance of Exhibit "J" attached hereto;

(e)    Assignment and Assumption of Leases. An Assignment and Assumption of Leases executed by Seller in the form and substance of Exhibit "K" attached hereto, assigning to Purchaser all of Seller's right, title, and interest in and to the Leases and the rents thereunder;

(f)    Intentionally Omitted.

(g)    Seller's Affidavit. A Seller's Affidavit executed by Seller in the form attached hereto as Exhibit "P" ;

(h)    FIRPTA Certificate. A FIRPTA Certificate executed by Seller in the form and substance of Exhibit "L" attached hereto;

(i)    Survey and Plans. Surveys, site plans, plans and specfications, and other matters relating to the Property as are described in subparagraph (a) of the Blanket Transfer and Assignment, to the extent same are in the possession or control of Seller, which shall be delivered by Seller to Purchaser by delivery to Seller's management office(s) located at the Property;

(j)    Certificates of Occupancy. Original Certificates of Occupancy for space within the Improvements, to the extent same are in the possession or control of Seller, which shall be delivered by Seller to Purchaser by delivery to Seller's management office(s) located at the Property;

(k)    Leases. An original executed counterpart of each Lease and any guaranties thereof, to the extent same are in the possession or control of Seller;

(l)    Contracts. An original executed counterpart of each Contract, to the extent same are in the possession or control of Seller;

(m)    Estoppel Certificates. The Tenant Estoppel Certificates and Bond Estoppel Certificate referred to in Paragraph 9 hereof to the extent delivered by the applicable Tenants or the Issuer;

(n)    Keys and Records. All of the keys to any doors or locks on the Property and the original tenant files and other books and records relating to the Property in Seller's possession or control (excluding all items of a privileged, confidential or proprietary nature), which shall be delivered by Seller to Purchaser by delivery to Seller's management office(s) located at the Property;

(o)    Tenant Notices. Written notice from Seller to the Tenants informing Tenants of the sale of the Property to Purchaser in the form attached as Exhibit "Q";

(p)    Settlement Statement. The settlement statement(s) executed by Seller setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

(q)    Transfer Declarations. Transfer tax declaration (a “Transfer Tax Declaration”) with respect to the Lease Assignment, unless the transaction is exempt therefrom pursuant to OCGA §48-6-2;

(r)    State Withholding Tax. A Certificate of Exemption, Affidavit of Sellers' Residence and Affidavit of Gain/Loss, or any of them, to the extent applicable and as may be required with respect to State of Georgia Withholding Tax pursuant to OCGA §48-7-128;

(s)    Management Agreement. If Purchaser and Property Manager agree on terms pursuant to Section 27 hereof, a Management Agreement executed by Property Manager;

(t)    Holdback Back Escrow Agreement. Holdback Escrow Agreement executed by Seller; and

(u)    Other Documents. Such other documents as shall be reasonably required to effect the transfers contemplated by this Agreement.

12.    Purchaser's Closing Documents. Purchaser shall obtain or execute, at Purchaser's expense, and deliver to Seller at Closing the following documents, all of which shall be duly executed and acknowledged where required and shall survive the Closing:

(a)    The Assignment and Assumption Agreement (Bond Documents). The Lease Assignment referred to in Section 11(a), duly executed and acknowledged by Purchaser.

(a)    Blanket Transfer. A Blanket Transfer and Assignment in the form and substance of Exhibit "J" attached hereto;

(b)    Assignment and Assumption of Leases. The Assignment and Assumption of Leases in the form and substance of Exhibit "K" attached hereto;

(c)    Settlement Statement. The settlement statement(s) executed by Purchaser setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

(d)    Replacement Letter of Credit. The Purchaser State Farm Letter of Credit;

(e)    Management Agreement. If Purchaser and Property Manager agree on terms pursuant to Section 27 hereof, a Management Agreement executed by Purchaser; and

(f)    Holdback Back Escrow Agreement. Holdback Escrow Agreement executed by Purchaser; and

(g)    Other Documents. Such other documents as shall be reasonably required to effect the transfers contemplated by this Agreement.

13.    Closing Costs. Seller shall pay the cost of the Title Commitment, including the cost of the examination of title to the Property made in connection therewith, the premium for the owner's policy of title insurance issued pursuant thereto (except for any additional cost attributable to any endorsements), the cost of the as-built survey obtained by Seller as provided in Paragraph 7(b) hereof, the cost of all transfer taxes imposed upon the conveyance of the Property pursuant hereto, the attorneys' fees of Seller, any standard fees or charges imposed by the Issuer in connection with the transfer of the Bond Documents and the issuance of the new bond, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the recording fees on the Assignment and Assumption Agreement (Bond Documents) to be recorded in connection with this transaction, the additional cost of the Title Policy attributable to any endorsements, the attorneys' fees of Purchaser, and all other costs and expenses incurred by Purchaser in closing and consummating the purchase and sale of the Property pursuant hereto.

14.    Prorations. The following items shall be prorated and/or credited between Seller and Purchaser as of Midnight preceding the date of Closing:

(a)    Rents. Rents, additional rents, operating costs, and other income of the Property (other than security deposits) collected by Seller from the Tenants for the month of Closing. Purchaser shall also receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for any rents or other sums (not including security deposits) prepaid by the Tenants for any period following the month of Closing. Purchaser shall receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for the total sum of all cash security deposits paid by Tenants under Leases and not theretofore applied to delinquent rent and other charges payable by the applicable Tenant or returned to the Tenant. Seller hereby acknowledges that Purchaser shall not be legally responsible to Seller for the collection of any uncollected rent or other income under any of the Leases that is past due or otherwise due and payable as of the date of Closing but Purchaser shall use commercially reasonable efforts, including sending written demands to tenants under such Leases, for a period of ninety (90) days after Closing to collect such rent; provided, however, in no event shall Purchaser be obligated to file a lawsuit against any Tenant seeking collection of such uncollected rent. Purchaser agrees that if (i) a Tenant is in arrears on the date of Closing in the payment of rent or other charges under such Tenant's Lease, and (ii) upon Purchaser's receipt of any rental or other payment from such Tenant, such Tenant is, or after application of a portion of such payment will be, current under such Lease in the payment of all accrued rental and other charges that become due and payable on the date of Closing or thereafter and in the payment of any other obligations of such Tenant to Purchaser, then Purchaser shall refund to Seller, out of and to the extent of the portion of such payment remaining after Purchaser deducts therefrom any and all sums due and owing it from such Tenant from and after the date of Closing, an amount up to the full amount of any arrearage existing on the date of Closing.

(b)    Percentage Rents. Percentage rents, if any, collected by Purchaser from any Tenant under such Tenant's Lease for the percentage rent accounting period in which the Closing occurs, as, if, and when received by Purchaser, such that Seller's pro rata share shall be an amount equal to the total percentage rentals paid for such percentage rent accounting period under the applicable Lease multiplied by a fraction, the numerator of which shall be the number of days in such accounting period prior to Closing and the denominator of which shall be the total number of days in such accounting period; provided, however, that such proration shall be made only at such time as such Tenant is current or, after application of a portion of such payment, will be current in the payment of all rental and other charges under such Tenant's Lease that accrue and become due and payable from and after the Closing and in the payment of any other obligations of such Tenant to Purchaser then due and payable by such Tenant.

(c)    Property Taxes. City, state, county, and school district ad valorem taxes based on the ad valorem tax bills for the Property, if then available, or if not, then on the basis of the latest available tax figures and information. Should such proration be based on such latest available tax figures and information and prove to be inaccurate on receipt of the ad valorem tax bills for the Property for the year of Closing, either Seller or Purchaser, as the case may be, may demand at any time after Closing a payment from the other correcting such malapportionment. In addition, if after Closing there is an adjustment or reassessment by any governmental authority with respect to, or affecting, any ad valorem taxes for the Property for the year of Closing or any prior year, any additional tax payment required to be paid or reduction in payment previously made for the Property with respect the year of Closing shall be prorated between Purchaser and Seller with any such additional tax payment for the Property for any year prior to the year of Closing being paid by Seller and any refund related to any prior year (less any amounts owed to Tenants under Leases) being paid to Seller immediately upon receipt by Purchaser. This agreement shall expressly survive the Closing.

(d)    Utility Charges. Except for utilities which are the direct responsibility of the Tenants to the applicable public or private utilities supplier, Seller shall pay all utility bills received prior to Closing and shall be responsible for utilities furnished to the Real Property prior to Closing. Purchaser shall be responsible for the payment of all bills for utilities furnished to the Real Property subsequent to the Closing. Seller and Purchaser hereby agree to prorate as of midnight preceding the date of Closing and pay their respective shares of all utility bills received subsequent to Closing (if they include a service period prior to the date of Closing), which agreement shall survive Closing. Seller shall be entitled to all deposits presently in effect with the utility providers.

(e)    Contracts. Charges under the Contracts assigned to Purchaser shall be prorated as of Midnight preceding the date of Closing.

(f)    Other Tenant Charges. Where the Leases contain Tenant obligations for taxes, common area expenses, operating expenses or additional charges of any nature, and where Seller shall have collected on an estimated basis any portion thereof in excess of amounts owed by Seller for such items for the period prior to the date of Closing, then there shall be an adjustment and credit given to Purchaser for such excess amounts collected when the final reconciliation for such year is made. Purchaser shall rebate or credit Tenants the amount of any such excess. If it is determined subsequent to the Closing that the amount collected during Seller's ownership period is less than the amount to which Seller is entitled during its period of ownership, then Purchaser shall promptly pay to Seller the deficiency when such deficiency is collected from Tenants. Seller hereby acknowledges that

Purchaser shall not be legally responsible to Seller for the collection of any delinquency but Purchaser shall use commercially reasonable efforts, including sending written demands to tenants under such Leases, for a period of ninety (90) days after Closing to collect such delinquency; provided, however, in no event shall Purchaser be obligated to file a lawsuit against any Tenant for the collection of any such delinquency.

(g)    Tenant Inducements and Unpaid Commissions. Seller shall pay all leasing commissions in connection with the current term of the Leases then in effect as of November 13, 2012, and with respect to any renewal options or expansion option which was exercised on or before the date hereof; and for the avoidance of doubt, Seller shall have no responsibility to pay leasing commissions with respect to any renewal options or expansion option which was not exercised on or before November 13, 2012. Purchaser shall be entitled to a credit against the Purchase Price for the total sum of any free rent, operating expense abatements under any Leases to the extent they apply to any period after the Closing and relates to the current term of the Leases then in effect as of November 13, 2012, and with respect to any renewal options or expansion option which was exercised on or before November 13, 2012; and for the avoidance of doubt, Seller shall have no responsibility for any free rent or operating expense abatements with respect to any renewal options or expansion option which was not exercised on or before November 13, 2012. Purchaser shall also be entitled to a credit against the Purchase Price for the total sum of any remaining improvement allowances, including the State Farm Allowance in the amount confirmed by State Farm in its Tenant Estoppel Certificate, the payment of which may become the obligation of the landlord or lessor under the Leases after the Closing, but Purchaser shall receive no such credit against the Purchase Price for any improvement allowances payable by the landlord or lessor under the Leases as a result of the exercise after November 13, 2012, by a Tenant of any, renewal or expansion option in such Tenant's Lease; and for the avoidance of doubt, Seller shall have no responsibility for any leasing commissions, improvement allowances or other concessions with respect to any renewal or expansion option which was not exercised on or before November 13, 2012.

(h)    At Closing Purchaser shall credit to the account of Seller all refundable cash, fees or other deposits posted with any third party in connection with matters relating to the maintenance or operation of the Property, or, at Seller's option, Seller shall be entitled to receive and retain such refundable cash and deposits.

(i)    Other Customary Items. Seller and Purchaser shall pro-rate any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located.

(j)    If at any time following the date of Closing, any adjustment under any subsection of this Paragraph 14 shall prove to be incorrect (whether as a result of error in calculation or lack of complete as of the date of Closing), the party in whose favor the error was made shall promptly pay to the other the sum necessary to correct that error upon receipt of proof of the error, provided that the proof is delivered to the party from whom payment is requested within one (1) year of the date of Closing.

15.    Purchaser's Default. In the event of default by Purchaser under the terms of this Agreement, Seller's sole and exclusive remedy shall be to receive the Earnest Money as liquidated damages and thereafter the parties hereto shall have no further rights or obligations hereunder whatsoever except for obligations which expressly survive termination. It is hereby agreed that Seller's damages will be difficult to ascertain and that the Earnest Money constitutes a reasonable liquidation thereof and is intended not as a penalty, but as fully liquidated damages. Seller agrees that in the event of a default by Purchaser based solely on Purchaser's failure to purchase the Property, it shall not initiate any proceeding to recover damages from Purchaser, but shall limit its recovery to the receipt and retention of the Earnest Money. The limitations on Purchaser's liability under this Paragraph 15 shall be inapplicable to the liability of Purchaser for payments, if any, due by Purchaser to Seller under Paragraph 4 hereof.

16.    Seller's Default. In the event of default by Seller under the terms of this Agreement discovered by Purchaser prior to Closing, except as otherwise specifically set forth herein, Purchaser may, as its sole remedy, either: (i) terminate this Agreement by written notice to Seller, whereupon Purchaser shall be entitled to an immediate refund of all but $25.00 of the Earnest Money, Seller shall reimburse Purchaser for Purchaser's third party costs incurred in connection with this transaction which reimbursement shall not exceed One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), and the parties hereto shall have no further rights or obligations hereunder whatsoever except for those which expressly survive termination, or (ii) seek to enforce specific performance of Seller's obligation to execute documents required to convey the Property to Purchaser (provided Purchaser initiate judicial action within sixty (60) days of the scheduled date of Closing seeking such enforcement), it being understood and agreed that the remedy of specific performance shall not available to enforce any of other obligations of Seller hereunder. Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder prior to the completion of Closing. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Purchaser fails to file suit for specific performance against Seller.

17.    Condemnation. If, prior to the Closing, all or any material part of the Property or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to any material part of the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within thirty (30) days of the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Paragraph 17, then the Earnest Money shall be returned immediately to Purchaser and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking. Following the Effective Date, at such time as all or a part of the Property is subjected to a condemnation and Purchaser shall not have elected to terminate this Agreement as hereinabove provided, Purchaser, following the Effective Date, shall be permitted to participate in the proceedings as if Purchaser were a party to the action. Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser's prior written consent thereto in each case not to be unreasonably withheld.

18.    Damage or Destruction. If any of the Improvements shall be destroyed or damaged prior to the Closing, and if either the estimated cost of repair or replacement exceeds Two Million Dollars ($2,000,000.00) or the damage results in a Tenant having the right to terminate one or more of the Leases for space in excess of 10,000 square feet in the aggregate, Purchaser may, by written notice given to Seller within twenty (20) business days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Agreement, in which event the Earnest Money shall immediately be returned to Purchaser and the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect except for those expressly surviving termination under this Agreement.

If Purchaser does not elect to terminate this Agreement pursuant to this Paragraph 18, or has no right to terminate this Agreement (because the damage or destruction does not exceed $2,000,000.00 or the damage result in a Tenant having the right to terminate one or more of the Leases for space in excess of 10,000 square feet in the aggregate), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance required to be maintained by Seller pursuant to Paragraph 9 hereof (less amounts of insurance theretofore received and applied by Seller to costs actually incurred for restoration excluding any rental loss insurance with regard to periods prior to Closing). From and after the Effective Date, Seller shall not settle or release any damage or destruction claims without obtaining Purchaser's prior written consent in each case not to be unreasonably withheld. All said insurance proceeds received by Seller by the date of Closing shall be paid by Seller to Purchaser at Closing, together with the lesser of (i) that amount necessary to cover any difference between the amount of such proceeds and the estimated cost of repair or replacement, or (ii) the amount of the deductible under Seller's all-risk property damage insurance policy. In addition, at Closing, Seller shall pay over to Purchaser, and assign to Purchaser, all proceeds of any rent loss insurance for the period of time after the date of Closing. If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments in order that Purchaser receive all of Seller's right, title, and interest in and under said insurance proceeds other than for rent loss prior to Closing.

19.    Intentionally Omitted.

20.    Assignment. This Agreement and Purchaser's rights, duties, and obligations hereunder may not be delegated, transferred, or assigned by Purchaser without the prior written consent of Seller, and any assignee or transferee proposed by Purchaser shall expressly assume all of Purchaser's duties, liabilities and obligations under this Agreement by written instrument delivered to Seller.
21.    Broker's Commission. Upon the Closing, Seller shall pay any commission owed by it to Cushman & Wakefield, Inc. ("Broker"). Each party represents to the other that there has been no broker or finder engaged in connection with the sale of the Property other than Broker. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller, including any claim asserted by Broker. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser, except any such claim asserted by Broker which does not arise from an agreement between Broker and Purchaser. This Paragraph 21 shall survive the Closing or any termination of this Agreement.

22.    Notices. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, by hand, facsimile transmission or sent by U.S. certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:        c/o Wells Core Office Income REIT, Inc
6200 The Corners Parkway
Suite 250
Norcross, Georgia 30092
Attn: Peter Mitchell
Facsimile No. (770) 243-8510

with a copy to:            DLA Piper LLP (US)
203 North LaSalle St., Suite 1500
Chicago, Illinois 60601
Attn: Peter Ross
Facsimile No.: (312) 630-7332

SELLER:            c/o Rubenstein Partners
Cira Centre
2929 Arch Street, 28th Floor
Philadelphia, PA 19104-2868
Attn: R. Bruce Balderson, Jr., Esq.
Facsimile No. (215) 399-4481

with a copy to:            Cozen O'Connor
1900 Market Street
Philadelphia, Pennsylvania 19103
Attention: Robert A. Silverman, Esq.
Facsimile: (215) 701-2161

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmarked date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received on the date of delivery, and (iii) sent by facsimile transmission shall be deemed effectively given or received on the date of transmission of such notice and confirmation of such transmission by the sender's fax machine as confirmed by generation of an electronic confirmation of such transmission by sender's fax machine.

23.    Possession. Possession of the Property shall be granted by Seller to Purchaser on the date of Closing, subject only to the Leases and the Permitted Exceptions.

24.    Time Periods. If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

25.    Survival of Provisions. No covenants, warranties, and agreements set forth in this Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to, or by reason of this Agreement, or the payment of all monies made under, pursuant to, or by reason of this Agreement except as may be expressly provided for in this Agreement.

26.    Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

27.    Management Agreement. In connection with Purchaser's acquisition of the Property, Purchaser has agreed to consider entering into a property management agreement with Seller's affiliate, RP Operations, Inc. (the "Property Manager"), whereby, among other things, the Property Manager would manage the Property on Purchaser's behalf. If Purchaser and the Property Manager reach an understanding on the basic business terms of such a property management agreement, reasonably promptly thereafter, Purchaser will provide a proposed draft of the same to Seller, and Seller, Purchaser and the Property Manager shall work in good faith to finalize such property management agreement prior to the Closing. If, despite such good faith efforts, the parties are unable to reach an agreement regarding the form of such property management agreement, Seller or Purchaser may, at or before the Closing, notify the other party that it is terminating negotiations regarding such property management agreement, whereupon the execution of a property management agreement shall no longer be a closing condition. If Seller, Purchaser and the Property Manager agree to a form of a property management agreement in accordance with this Section 27, such form is hereinafter referred to as the "Management Agreement"

28.    Confidentiality. Subject to the other provisions of this Agreement and in addition to the Confidentiality Agreement dated July, 2012, Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others except as required by applicable law or regulation; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to the employees, consultants, accountants and attorneys of Purchaser provided that such persons are advised in writing to treat such data and information confidentially. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 28, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 28 shall survive the termination of this Agreement.

29.    Public Disclosure. Any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller (which approval shall not be unreasonably withheld), except as required by applicable law or regulation.

30.    General Provisions. No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon the parties hereto unless such amendment is in writing and executed by all parties hereto. Subject to Section 20, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile, and the signature page of either party to any counterpart may be appended to any other counterpart. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. The exhibits attached to this Agreement are an integral part of this Agreement and are hereby incorporated herein by this reference. This Agreement shall be construed and interpreted under the laws of the State of Georgia. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

31.    Landlord Work. Seller agrees to perform the projects (“Project”) listed on Exhibit D-1 hereto (the “Landlord Work”) as provided for in the Holdback Escrow Agreement attached hereto as Exhibit R by and among Seller, Purchaser and Escrow Agent (“Holdback Escrow Agreement”) and perform all other obligations of Seller under the Holdback Escrow Agreement. Purchaser agrees to perform all obligations of Purchaser under the Holdback Escrow Agreement. As security for its obligations under this Section 31 and the Holdback Escrow Agreement, at Closing, Seller shall deposit the amount set forth on Exhibit D-1 into an escrow (the “Holdback Escrow”) governed by the Holdback Escrow Agreement. The provisions of this Section 31 shall survive Closing and shall not be merged therein.

32.    Retention of Seller Letters of Credit By State Farm. In the event that State Farm does not return the Seller Letter of Credit at Closing:

(a)    Other than claims by Purchaser against State Farm for payments received by Seller from Purchaser pursuant to Section 32(b) below, Seller expressly reserves the right to make any and all claims against State Farm relating to the Seller Letter of Credit, including, without limitation, any remedy available to Seller under the State Farm Lease, at law and/or equity; and

(b)    If State Farm draws on the Seller Letter of Credit, Purchaser shall pay to Seller as quickly as reasonably possible after receipt of written demand therefor (but in no event later than ten (10) business days after receipt of such written demand), the amount so drawn, but not in excess of the amount of the credit Purchaser received at Closing identified in the line item labeled as “TI Reconciliation Seller's Responsibility” in the Settlement Statement executed and delivered by Seller and Purchaser at Closing.

(c)    After Closing, Purchaser shall diligently pursue, and cooperate with Seller in its pursuit of, return to Seller of the Seller Letter of Credit by State Farm and replacement thereof by delivery to State Farm of the Purchaser State Farm Letter of Credit

This Section 32 shall survive Closing and shall not be merged therein.

[Signatures commenced on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be affixed hereunto as of the day, month and year first above written.

"SELLER":

RB 64 PCE, LLC, a Delaware limited liability company

By: /s/ Eric G. Schiela
Name:     Eric G. Schiela
Title: Managing Principal

RB 66 PCE, LLC, a Delaware limited liability company

By: /s/ Eric G. Schiela
Name:     Eric G. Schiela
Title: Managing Principal

[Signatures continued on following page]

[Signatures continued from previous page]

"PURCHASER":

WELLS CORE REIT - 64 & 66 PERIMETER CENTER, LLC, a Delaware limited liability company

By:	Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Wells Core Office Income REIT, Inc., a Maryland corporation, its sole general partner

By: /s/ Douglas P. Williams
Name:     Douglas P. Williams
Title: Executive Vice President

JOINDER

The undersigned, RP/BREC ATL Perimeter JV, LLC, a Delaware limited liability company, hereby joins in the execution of the Agreement for the purpose of agreeing to be jointly and severally liable with Seller for the obligations of Seller thereunder which survive Closing subject to the limitations on liability contained therein.

RP/BREC ATL Perimeter JV, LLC, a Delaware limited liability company

By: /s/ Eric G. Schiela
Name:     Eric G. Schiela
Title: Managing Principal

Schedule of Exhibits

Exhibit "A"    -    Description of Land

Exhibit "B"    -    Description of Personal Property

Exhibit "C"    -    Escrow Agreement Form

Exhibit "D"    -    List of Leases

Exhibit “D-1”    -    List of Landlord Work

Exhibit "E"    -    List of Contracts

Exhibit "F"    -    Proforma Title Policy

Exhibit "G"    -    Tenant Estoppel Certificate Form

Exhibit "H"    -    Form of Representation Letter to Purchaser's Auditor

Exhibit "I"    -    Intentionally Omitted

Exhibit "J"    -    Blanket Transfer and Assignment Form

Exhibit "K"    -    Assignment and Assumption of Leases Form

Exhibit "L"    -    FIRPTA Affidavit Form

Exhibit “M”    -    Assignment and Assumption Agreement (Bond Documents)

Exhibit “M-1” -    List of Bond Documents

Exhibit “N”    -    Assignment (Bond)

Exhibit "O"    -    Bond Estoppel Certificate Form

Exhibit "P"    -    Seller Affidavit Form

Exhibit "Q"    -    Tenant Notice Form

Exhibit "R"    -    Form of Holdback Escrow Agreement

EXHIBIT "A"

DESCRIPTION OF LAND

64 Perimeter Center East

All that tract or parcel of land lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, being known as Building 64-A Perimeter Center East, and being more particularly described as follows:
To find the true point of Beginning: Commence at a 5/8" reinforcing bar at the intersection of the northerly right-of-way line of Interstate Highway 285 (300' public right-of-way) with the easterly line of Land Lot 347 (being the westerly line of Land Lot 346), and being the southeasterly corner of property now or formerly owned by Perimeter Center Investments, now or formerly known as Building 56 Perimeter Center East (hereinafter called "Building 56 Tract"); thence proceed along said northerly right-of-way of Interstate Highway 285 along a curve to the left having a radius of 5879.58 feet and an arc length of 379.24 feet, being subtended by a chord of South 83 degrees 46 minutes 36 seconds West for a distance of 379.17 feet to a capped rebar set at the southwesterly corner of said Building 56 Tract, said point being the point of Beginning; the point of Beginning thus established, thence continue along said northerly right-of-way of Interstate Highway 285 along a curve to the left having a radius of 5879.58 feet and an arc length of 658.30 feet, being subtended by a chord of South 78 degrees 43 minutes 16 seconds West for a distance of 657.96 feet to a capped rebar set at the southeasterly corner of property now or formerly known as Building 64 Perimeter Center East (hereinafter called "Building 64 Tract"); thence depart said northerly right-of-way of Interstate Highway 285 and proceed along the easterly line of said Building 64 Tract North 25 degrees 07 minutes 30 seconds East for a distance of 218.53 feet to a capped rebar set; thence continue along said easterly line of Building 64 Tract North 00 degree 33 minutes 00 seconds West for a distance of 260.70 feet to a capped rebar set at the southerly right-of-way of Perimeter Center East (a dedicated road of variable width public right-of-way); thence proceed along the southerly and southeasterly right-of-way of said Perimeter Center East along a curve to the left having a radius of 253.45 feet and an arc length of 118.73 feet, being subtended by a chord of North 89 degrees 18 minutes 19 seconds East for a distance of 117.65 feet to a capped rebar set; thence continue along said southeasterly right-of-way of Perimeter Center East North 75 degrees 53 minutes 04 seconds East for a distance of 264.99 feet to a capped rebar set; thence continue along said southeasterly right-of-way of Perimeter Center East along a curve to the left having a radius of 381.16 feet and an arc length of 178.06 feet, being subtended by a chord of North 62 degrees 30 minutes 04 seconds East for a distance of 176.45 feet to a "P.K." nail found in a concrete sidewalk at the northwesterly corner of aforementioned Building 56 Tract; thence depart said southeasterly right-of-way of Perimeter Center East and proceed along the westerly line of said Building 56 Tract South 04 degrees 28 minutes 04 seconds West for a distance of 112.35 feet to a capped rebar set; thence continue along said westerly line of Building 56 Tract South 06 degrees 34 minutes 47 seconds East for a distance of 154.49 feet to a 1/2" rebar found; thence continue along said westerly line of Building 56 Tract South 04 degrees 05 minutes 41 seconds West for a distance of 47.54 feet to a 1/2" rebar found; thence continue along said westerly line of Building 56 Tract South 06 degrees 20 minutes 16 seconds East for a distance of 165.49 feet to the Point of Beginning; said property contains 5.4042 acres or 235,405 square feet, as per survey by James M. McNeely, Georgia Registered Land Surveyor #2301, dated January 18, 2007, last revised January 30, 2007.
TOGETHER WITH, as appurtenances to the title to the hereinabove described property hereinafter referred to as the "Building 56 Site"), the following easements:

(a)
Easement Grant and Agreement by and between Taylor & Mathis Enterprises, a Georgia general partnership comprised of Charles McKenzie, T. Harvey Mathis, Graydon B. Leake, Jr., James D. Fluker, Jr., and E.H. Avery, and Metropolitan Life Insurance Company, a New York corporation, and Centennial Equities Corporation, a New York corporation d/b/a a joint venture under the name of Perimeter Center Associates; The First National Bank of Atlanta; Metropolitan Life Insurance Company; Metropolitan Life Insurance Company, and Centennial Equities Corporation; and The Ohio National Life Insurance Company, an Ohio corporation, and The Citizens and Southern National Bank, as Trustee for The Citizens and Southern Bank Income Fund, dated November 24, 1976, filed for record November 24, 1976 at 4:30 p.m., recorded in Deed Book 3591, Page 525, Records of DeKalb County, Georgia.

(b)
Grant of Easements by and among Metropolitan Life Insurance Company, a New York corporation, and Taylor & Mathis Enterprises, L.P., a Georgia limited partnership, and Beacon Properties, L.P., a Delaware limited partnership, dated February 15, 1996, filed for record February 20, 1996 at 11:27 a.m., recorded in Deed Book 8871, Page 181, aforesaid Records; as amended by that certain First Amendment to Grant of Easements by and among Metropolitan Life Insurance Company, a New York corporation, Taylor & Mathis Enterprises, L.P., a Georgia limited partnership and Beacon Properties, L.P., a Delaware limited partnership, dated March 7, 1997, filed for record July 3, 1997 at 2:13 p.m., recorded in Deed Book 9510, Page 723, aforesaid Records.

66 Perimeter Center East

All that tract or parcel of land lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, being known as Building 64 Perimeter Center East, and being more particularly described as follows:
To find the true point of Beginning; commence at a 5/8" rebar found at the intersection of the northerly right-of-way line of Interstate Highway 285 (300' limited access public right-of-way) with the easterly line of Land Lot 347 (being the westerly line of Land Lot 346), and being the southeasterly corner of property now or formerly owned by Perimeter Center Investments, now or formerly known as Building 56 Perimeter Center East (hereinafter called "Building 56 Tract"); thence proceed along said northerly right-of-way of Interstate Highway 285 along a curve to the left having a radius of 5879.58 feet and an arc length of 379.24 feet, being subtended by a chord of South 83 degrees 46 minutes 36 seconds West for a distance of 379.17 feet to a 5/8" rebar found at the southwesterly corner of said Building 56 Tract, being also the southeasterly corner of property now or formerly known as Building 64-A Perimeter Center East (hereinafter called "Building 64-A Tract"); thence continue along said northerly right-of-way of Interstate Highway 285 along a curve to the left having a radius of 5879.58 feet and an arc length of 658.30 feet, being subtended by a chord of South 78 degrees 43 minutes 16 seconds West for a distance of 657.96 feet to a capped rebar set at the southwesterly corner of said Building 64-A Tract, said point being the point of Beginning: the point of Beginning thus established, continue along said northerly right-of-way of Interstate Highway 285 along a curve to the left having a radius of 5879.58 feet and an arc length of 594.09 feet, being subtended by a chord of South 72 degrees 37 minutes 09 seconds West for a distance of 593.84 feet to a concrete right-of-way monument found; thence continue along said northerly right-of-way of Interstate Highway 285 South 69 degrees 43 minutes 17 seconds West 16.91 feet to a 1/2" iron pipe found at the Southeast corner of property now or formerly owned by Hines Atlanta Limited and now or formerly known as the Ravinia (hereinafter called "Ravinia Tract"); thence departing from said northerly right-of-way of Interstate Highway 285 and proceed along the easterly line of said Ravinia Tract North 00 degree 41 minutes 30 seconds East for a distance of 1056.00 feet to a 1/2" pinch top pipe found at the southwesterly corner of property now or formerly owned by Metropolitan Life Insurance, et al., now or formerly known as Building 70 & 72 Perimeter Center East (hereinafter called Building 70 Tract); thence continue along the southerly line of said Building 70 Tract South 89 degrees 14 minutes 35 seconds East for a distance of 128.21 feet to a 1/2" rebar found; thence continue along said southerly line of Building 70 Tract South 52 degrees 22 minutes 22 seconds East for a distance of 209.74 feet to a capped rebar set; thence continue along said southerly line of Building 70 Tract North 75 degrees 41 minutes 30 seconds East for a distance of 131.50 feet to a capped rebar set; thence continue along said southerly line of Building 70 Tract South 79 degrees 48 minutes 30 seconds East for a distance of 39.38 feet to a capped rebar set at the westerly right-of-way line of Perimeter Center East (variable width public right-of-way); thence proceed along the westerly right-of-way line of Perimeter Center East South 04 degrees 08 minutes 30 seconds West 37.24 feet to a capped rebar set; thence proceed along the westerly right-of-way of said Perimeter Center East along a curve to the left having a radius of 260.36 feet and an arc length of 369.96 feet, being subtended by a chord of South 36 degrees 34 minutes 00 seconds East for a distance of 339.61 feet to a capped rebar set at the northwesterly corner of aforementioned Building 64-A Tract; thence depart said southerly right-of-way of Perimeter Center East and proceed along the westerly line of said Building 64-A Tract South 00 degree 33 minutes 00 seconds East for a distance of 260.70 feet to a capped rebar set; thence continue along said westerly line of Building 64-A Tract South 25 degrees 07 minutes 30 seconds West for a distance of 218.53 feet to the point of Beginning; said property contains 11.9918 acres or 522,364 square feet, as per survey by James M. McNeely, Georgia Registered Land Surveyor #2301, dated January 18, 2007, last revised January 30, 2007.
TOGETHER WITH non-exclusive easements granted to the benefit of the above property by that certain Grant of Easements by and among Metropolitan Life Insurance Company, a New York corporation, and

Taylor & Mathis Enterprises, L.P., a Georgia limited partnership, and Beacon Properties, L.P., a Delaware limited partnership, dated February 15, 1996, filed for record February 20, 1996 at 11:27 a.m., recorded in Deed Book 8871, Page 181, Records of DeKalb County, Georgia; as amended by that certain First Amendment to Grant of Easements by and among Metropolitan Life Insurance Company, a New York corporation, Taylor & Mathis Enterprises, L.P., a Georgia limited partnership and Beacon Properties, L.P., a Delaware limited partnership, dated March 7, 1997, filed for record July 3, 1997 at 2:13 p.m., recorded in Deed Book 9510, Page 723, aforesaid Records.

EXHIBIT "B"

DESCRIPTION OF PERSONAL PROPERTY

None

EXHIBIT “C”

ESCROW AGREEMENT FORM

Not Applicable

EXHIBIT "D"

LIST OF LEASES

64 PERIMETER CENTER EAST

TENANT LEASE
BCD TRAVEL USA LLC, a Georgia limited liability company
•Lease Agreement dated 6-06-08
•Construction Letter Agreement dated 5-22-08

COMPUCREDIT CORPORATION, a Georgia corporation
•Lease Agreement dated 6-30-05
•Commencement Letter (not fully executed) dated 8-8-06

•	Registration and Commission Agreement for CompuCredit Corporation dated May 20, 2005, between CB Richard Ellis and EOP of Georgia, L.L.C.

ID ANALYTICS, INC., a Delaware corporation
•Lease Agreement dated 12-30-03
•Commencement Letter Agreement dated 4-6-04
•First Amendment to Lease dated 11-21-06
•Second Amendment to Lease dated 1-14-10

STATE FARM MUTUAL AUTOMOBILE INSURANCE COMPANY, an Illinois corporation
•Lease Agreement dated 6-15-12
•Escrow Agreement dated 6-25-12
•Commission Agreement between Rubenstein Partners, LP, and CBRE Inc.

VENTYX, INC., a Delaware corporation
•Lease Agreement dated 8-12-11
•Subordination, Non-Disturbance and Attornment Agreement dated 8-12-11
•Confirmation of Lease Term dated 11-15-11
•Commission Agreement dated August 29, 2011, between Studley, Inc., and RB 64 PCE, LLC.

ANNTENA AGREEMENTS
CAPTIVATE NETWORK, INC., a Delaware corporation
•License Agreement dated 7-10-00
•Amendment to License Agreement dated 4-2-09

CLEARWIRE US LLC, a Nevada limited liability company
•Communication Site Lease Agreement (Building) dated 12-11-08
•Commencement Letter dated 2-8-09
•Notice of Assignment dated 4-11-11

MCIMetro Access Transmission Services LLC, a Delaware corporation (formerly METREX CORPORATION)
•Communications License Agreement dated 4-18-01
•First Amendment to Communications License Agreement dated 1-18-11

NEXTEL SOUTH CORP. (d/b/a Nextel Communications), a Georgia corporation
•Antenna Site License Agreement dated 11-7-00
•Change of Address Notice dated 6-25-09
•First Amendment to Antenna Site License Agreement dated 4-28-10

TELCOVE OPERATIONS, INC., a Delaware corporation
•Telecommunications License Agreement for Service to Single Customer dated 10-24-06

TELEPORT COMMUNICATIONS ATLANTA, INC., a Delaware corporation
•Communications License Agreement dated 11-17-03
•Tenant Notice to Landlord Exercising Option for Renewal dated 1-6-09

COMCAST OF GEORGIA/VIRGINIA

•	Communications License Agreement dated 8-24-09

66 PERIMETER CENTER EAST

TENANT LEASE
AMTICO INTERNATIONAL INC., a Delaware corporation
•Lease Agreement dated 12-22-08
•Confirmation of Lease Term dated 2-13-09

•	Commission Agreement dated December 22, 2008, between Scotland Wright & Associates, Inc., and RB 66 PCE LLC.

HMI HOLDING CORP., a Delaware corporation
•Lease Agreement dated 4-2-09
•Reserved Parking Agreement dated 4-7-09
•Confirmation of Lease Term dated 7-22-09
•Replacement Page Agreement dated 7-16-09
•Commission Agreement dated April 6, 2009, between CB Richard Ellis, Inc., and RB 66 PCE, LLC.

MORRISON HERSHFIELD CORPORATION, a Delaware corporation
•Lease Agreement dated 12-22-05
•Right of First Refusal Notice dated 4-3-07
•Storage Space Lease Agreement dated 12-10-08
•First Amendment to Lease dated 11-30-11

•	Registration and Commission Agreement for Morrison Hershfield dated November 21, 2005, between T.J. Wesley Co., Inc., d/b/a The Wesley Company, and EOP of Georgia, L.L.C.

STATE FARM MUTUAL AUTOMOBILE INSURANCE COMPANY, an Illinois corporation
•Lease Agreement dated 6-15-12
•Escrow Agreement dated 6-25-12
•License Agreement dated 8-8-12
•First Amendment to Lease Agreement dated 9-14-12
•Commission Agreement between Rubenstein Partners, LP, and CBRE Inc.

ANNTENA AGREEMENTS
COMCAST OF GEORGIA/VIRGINIA

•	Communications License Agreement dated 8-24-09

SPRINTCOM, INC., a Kansas corporation
•Antenna Site License Agreement dated 2-27-01
•Exercising Option to Renew Notice dated 6-3-04
•First Amendment to Antenna Site License Agreement dated 5-14-10

EXHIBIT "D-1"

LANDLORD WORK

(see attached)

EXHIBIT "E"

LIST OF CONTRACTS

64 PERIMETER CENTER EAST - SERVICE/MAINTENANCE CONTRACTS

AuquaTrol - Division of Momar Inc. - Water Treatment Service Contract
ABM Facility Services - Engineering Service Contract
Allied Barton Security Services - Security Service Contract
Building Cleaning Solutions (BCS) - Janitorial Service Contract
Building Engines - Work Order System
Cobra Sweeping Systems - Parking Deck Sweeping Service Contract
Comfort Systems, Inc. - EMS Service Contract
Convergint Technologies LLC - Life Safety Contact
Foliage Design System - Interior Plant Maintenance Contract
GDS Consulting - IT Contract
Gibbs Landscape Co. - Exterior Landscaping Maintenance Contract
GA Power - Electric
Lee Technologies Services Inc. - Data Center UPS Maintenance Contract
Mastiff Exterminating - Pest Control Contract
McKenney's Inc. - Data Center Chiller Maintenance Contract & Office Maintenance Contract
MidSouth Security - Alarm Monitoring Contact
Prime Power Services - Data Center Generator Maintenance & Office Generator Maintenance
ORR Fire Protection - Data Center Life Safety Maintenance Contract
Muzak - Audio / Music Monthly Contract
Schindler Elevator - Elevator Maintenance Contract
Valcourt Building Services of GA - Exterior & Interior Window Cleaning Maintenance Contract
WastePro - Waste Removal Service Contract
Schindler Elevator - Elevator Maintenance Contract

66 PERIMETER CENTER EAST - SERVICE/MAINTENANCE CONTRACTS

AuquaTrol - Division of Momar Inc. - Water Treatment Service Contract
ABM Facility Services - Engineering Service Contract
Allied Barton Security Services - Security Service Contract
Building Cleaning Solutions (BCS) - Janitorial Service Contract
Building Engines - Work Order System
Cobra Sweeping Systems - Parking Lot Sweeping Service Contract
Comfort Systems, Inc. - EMS Service Contract
Convergint Technologies LLC - Life Safety Contact
Foliage Design System - Interior Plant Maintenance Contract
GDS Consulting - IT Contract
Gibbs Landscape Co. - Exterior Landscaping Maintenance Contract
GA Power - Electric
Mastiff Exterminating - Pest Control Contract

McKenney's Inc. - Office Maintenance Contract
MidSouth Security - Alarm Monitoring Contact
Prime Power Services - Office Generator Maintenance
Muzak - Audio / Music Monthly Contract
ThyssenKrupp Elevator Services - Elevator Maintenance Contract
SecurAmerica - Shuttle Service
Valcourt Building Services of GA - Exterior & Interior Window Cleaning Maintenance Contract
WastePro - Waste Removal Service Contract

66 PERIMETER CENTER EAST - ONE TIME CONTRACTS

ThyssenKrupp Elevator Services - Elevator Modernization
Craftsmen Business Interiors - ADA Restroom Renovations
Craftsmen Business Interiors - Demolition Contract for Suite 150 and Suite 800
Craftsmen Business Interiors - Restroom Renovations - 8th Floor

EXHIBIT "F"

PROFORMA TITLE POLICY

(see attached)

EXHIBIT "G"

TENANT ESTOPPEL CERTIFICATE

_____________, 200__

___________________________
___________________________
___________________________

RE:    Owner:         ______________________________________
Purchaser:        ______________________________________
Project:        ______________________________________
______________,_____________,_____________

Tenant:            ______________________________________
Premises:        Suite: _________________________________
Building: ______________________________
Square Footage: _________________________
Original Landlord: _______________________
______________________________________

Lease:         Dated: ________________________________
        Amendment(s) Dated: ____________________
______________________________________

Ladies and Gentlemen:

As used herein the terms "Owner", "Purchaser", "Project", "Tenant" and "Premises" have the meanings set forth above; the term "Lease" means, collectively, all agreements pursuant to which Tenant leases the Leased Premises including any lease agreement and all addenda, amendments, modifications and changes thereto; and the term "landlord" means the landlord under the Lease.

The undersigned Tenant understands that Owner is the current landlord and intends to convey the Project to Purchaser. Tenant presently leases the Premises within the Project.

In connection with such conveyance, Tenant hereby acknowledges and agrees that:

1.    The documents attached hereto constitute complete and accurate copies of the Lease including all addenda, amendments, modifications, agreements, or other changes thereto, and there are no other amendments or agreements to which Tenant is a party which are binding upon Owner and relate to the Project other than as expressly set forth in the Lease.

2.    The term of the Lease commenced on ______________, ____, and will terminate on ______________, _____. There are no options to extend or renew the Lease except as set forth in the Lease.

3.    Tenant has no option or preferential right to purchase all or any part of the Project or the land associated therewith. Tenant has no rights or interests with respect to the Project other than as a tenant under the Lease.
______________________________________
____________, 2012

4.    The Lease is in full force and effect and Tenant has not given Owner any notice of termination or default thereunder. Likewise, Tenant has not exercised any right or option to terminate the Lease or to reduce the size of the Premises.

5.    To the best of Tenant's knowledge, no uncured breaches or defaults exist under the Lease, no facts or circumstances exist which will constitute a breach or default under the Lease and no offsets, defenses, or claims are presently available to Owner or Tenant under the Lease.

6.    Tenant is in full and complete possession of the Premises (subject to any subleases specified in item 11 below) and has accepted the same, including the work of the landlord performed therein pursuant to any terms and provisions of the Lease, and all other improved areas located in or on the Project (including, without limitation, parking spaces, access ways, and landscaping) as being complete, in compliance with the Lease, and satisfactory for Tenant's purposes.

7.    Tenant is currently paying minimum, base or basic rent under the Lease in the amount of $__________ per month, and such rent has been paid through ______________, 200__. Tenant is currently paying additional rent in the amount of $____________ per month, and such additional rent has been paid through ______________, 200__.

8.    All allowances of whatever nature payable to Tenant have been paid in full.

9.    Tenant has not prepaid any rent or other charge under the Lease to Owner other than the following: ____________________________________________________________________________.

10.    A security deposit in the amount of $__________ has been paid to and is presently held by the landlord under the Lease, and Tenant has not rendered to the landlord any other security or similar deposit with respect to its tenancy under the Lease.

11.    Tenant has not assigned all or any part of its interest in and to the Lease, as security or otherwise, and has not subleased all or any part of the Premises leased by Tenant under the Lease, except as follows: ____________________________________________________________________________________.

12.    Upon Owner's transfer of the Project to Purchaser, Tenant shall attorn to and recognize Purchaser as landlord under the Lease and the Lease shall remain in full force and effect.

13.    The undersigned is duly authorized to execute and deliver this certificate for and on behalf of Tenant.

Tenant hereby acknowledges and agrees that Seller and Purchaser shall be entitled to rely on the truth and accuracy of the foregoing certifications made by Tenant.

Dated this _____ day of ___________, 2012.

______________________________________
____________, 2012

Very truly yours,

"TENANT":

______________________________________

By:_____________________________________
Its:____________________________________

EXHIBIT "H"

FORM OF REPRESENTATION LETTER TO PURCHASER'S AUDITOR

[DATE]

Frazier & Deeter, LLC
600 Peachtree Street, N.E.
Suite 1900
Atlanta, Georgia 30308

We are providing this letter in connection with your audit of the statement of revenues over certain operating expenses for the year ended _________, 20__ (the “Statement”). The Statement was prepared by Wells Core Office Income REIT, Inc. (“Wells Core Office Income REIT”), or its designee, with information provided by _____________ (the “Seller”) in connection with Wells Core Office Income REIT's purchase of the project known as ____________ (the “Project”). We understand that you are auditing the Statement for the purpose of expressing an opinion as to whether the Statement presents fairly, in all material respects, the revenues over certain operating expenses in conformity with accounting principles generally accepted in the United States.

The undersigned, the chief financial officer of Seller confirms, to the best of his knowledge and belief, as of the date of this letter, the following as it relates to the GAAP basis financial statements the Seller maintains for the Project for the year ended ___________, 20__ (“Operating Statement”):

1.	We have made available to Wells Core Office Income REIT all relevant revenue and expense records relating to the Project.

2.	There have been no communications from regulatory agencies or lenders concerning noncompliance with or deficiencies in Seller's financial practices [except_____________].

3.	There are no material transactions that have not been considered in the maintenance of the accounting records underlying the Operating Statement.

4.	The accounting records have taken into account any non-compliance with any aspects of contractual agreements which would have a material effect on the Operating Statement.

5.	The accounting records underlying the Operating Statement fairly reflect, in reasonable detail, the operations of the Project.

This letter is being delivered pursuant to Section 9 (f) of the Purchase and Sale Agreement.
By: _____________________________
Name: __________________________
Chief Accounting Officer

EXHIBIT "I"

[Intentionally Deleted]

EXHIBIT "J"

BLANKET TRANSFER AND ASSIGNMENT

THIS BLANKET TRANSFER AND ASSIGNMENT, made and entered into as of the ____ day of ____________, 201__, by and between _________________________________________________________________ (hereinafter referred to as "Assignor") and _____________________
______________________________ (hereinafter referred to as "Assignee").

W I T N E S S E T H:

For and in consideration of the sum of Ten and No/100 Dollars ($10.00), the premises, the conveyance by Assignor to Assignee of the improved real property described on Exhibit "A" attached hereto and incorporated herein by this reference (hereinafter referred to as the "Property"), and the mutual covenants herein contained, the receipt, adequacy, and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby transfers, grants, conveys, and assigns to Assignee, the following, to wit:

(a)    All of the right, title, interest, and benefit of Assignor in, to, and under (to the extent transferable) any and all site plans, construction and development drawings, plans and specifications, documents, surveys, engineering and soil reports and studies, marketing studies, licenses, permits, zoning approvals, sewer and water permits and licenses, building permits, certificates of occupancy, demolition and excavation permits, curb cut and right of way permits, utility permits, elevator permits, drainage rights, permits and agreements, and similar or equivalent private and governmental documents of every kind and character whatsoever pertaining or applicable to or in any way connected with the development, construction, ownership, or operation of the Property, including all buildings and other improvements thereon or thereunder, and all right, title, and interest of Assignor in and to all fees and deposits heretofore paid by Assignor with respect thereto;

(b)    All of the right, title, and interest, if any, of Assignor in and to the items of intangible personal property, including trademarks or trade names, and other items, that are owned by Assignor and, as of the date hereof, are used in connection with the Property; and

(c)    All of the right, title, interest, and benefit of Assignor (to the extent transferable) in, to, and under any and all guaranties, warranties, affidavits, lien waivers, and construction contracts given heretofore and with respect to the construction or composition of all improvements located in, on, upon or under and comprising a part of the Property or with respect to any of the tangible and intangible property relating thereto; and

(d)    All of the right, title, interest, and benefit of Assignor in, to, and under the service agreements referred to on Exhibit "B" attached hereto and by reference made a part hereof (the "Contracts").

Assignee does hereby assume and agree to perform all of Assignor's duties and obligations under the Contracts first arising or accruing on or after the date hereof.

In furtherance of this Blanket Transfer and Assignment, Assignor hereby acknowledges that from the date hereof, Assignee has succeeded to all of its right, title, and standing to:

(a)    receive all rights and benefits pertaining to all rights, title, interests, and benefits transferred and assigned hereby;

(b)    institute and prosecute all proceedings and take all action that Assignee, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind in and to any and all rights, title, interest, and benefits transferred and assigned hereby; and

(c)    defend and compromise any and all such actions, suits, or proceedings relating to such transferred and assigned rights, title, interest, and benefits and do all other such acts and things in relation thereto as Assignee, in its sole discretion, shall deem advisable.

This Blanket Transfer and Assignment shall be governed by, and construed under, the laws of the State of Georgia.

This Blanket Transfer and Assignment shall inure to the benefit of, and be binding upon, the respective legal representatives, successors, and assigns of the parties hereto.

IN WITNESS WHEREOF, Assignor and Assignee have caused this instrument to be properly executed and their respective seals affixed hereto the day, month and year first above written.

"ASSIGNOR":

_______________________________________

By: ___________________________________
Name: _________________________________
Title: __________________________________

"ASSIGNEE":

_______________________________________

By: ___________________________________
Name: _________________________________
Title: __________________________________

EXHIBIT "K"

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT, made and entered into this ____ day of ______________, 2012 (the “Effective Date”), by and between ________________________________________________ (hereinafter referred to as "Assignor") and _________________________________________________________
(hereinafter referred to as "Assignee").

W I T N E S S E T H:

For and in consideration of the sum of Ten and No/100 Dollars ($10.00), the premises, the conveyance by Assignor to Assignee of all of the improved real property more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference (hereinafter referred to as the "Property"), and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby transfers, grants, conveys, and assigns to Assignee all of Assignor's right, title, and interest in and to (i) those certain lease agreements more particularly described on Exhibit "B" attached hereto and by this reference made a part hereof (herein collectively referred to as the "Leases"), together with all rents, issues, and profits under the Leases, (ii) all guarantees of or relating to the Leases, (iii) any other security held by or for the benefit of Assignor with respect to the Leases or the performance of the obligations of the Tenants under the Leases, and (iv) all promissory notes, judgments, and other documents and instruments to the extent any of same evidence any obligations of the Tenants under the Leases which arise or accrue on or after the date hereof.

Assignee, by its acceptance hereof, does hereby assume and agree to perform any and all obligations and duties of Assignor as landlord under the Leases first arising on or after the date hereof.

Assignee hereby covenants and agrees to assume and fulfill all of the landlord's obligations under the Leasing Agreements set forth on Exhibit “B” (the “Tail Period Leasing Agreements”) with respect to all new leases, lease modifications, renewals, extensions or expansion options executed (or exercised, if applicable) following November 13, 2012, and agrees to indemnify, defend and hold Assignor harmless from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, and costs and expenses with respect thereto (including, but not limited to, the obligation to pay any leasing commissions under such Tail Period Leasing Agreements after the termination of such Tail Period Leasing Agreements) accruing on and after November 13, 2012, or otherwise attributable to the period commencing on November 13, 2012, and continuing thereafter. Assignor agrees to indemnify, defend and hold Assignee harmless from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, and costs and expenses with respect obligations under the Tail Period Leasing Agreements accruing prior to November 13, 2012, or otherwise attributable to the period prior to November 13, 2012.

Notwithstanding the assignment of the Leases contemplated herein, Assignor expressly reserves the right to make any and all claims against State Farm relating to the Seller Letter of Credit, including, without limitation, any remedy available to Seller under the State Farm Lease, at law and/or equity relating to any draw made under the Seller Letter of Credit, but specifically excluding any right to terminate the State Farm Lease. Capitalized terms not otherwise defined in this Assignment shall have the meanings ascribed to such terms in that certain Purchase and Sale Agreement of even date herewith among Assignor, [RB 64 PCE, LLC/RB 66 PCE, LLC, and Assignee.

This Assignment shall inure to the benefit of, and be binding upon, the respective legal representatives, successors, and assigns of the parties hereto.

This Assignment shall be governed by, and construed under, the laws of the State of Georgia.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and their seals to be affixed hereto the day, month and year first above written.

"ASSIGNOR":

_______________________________________

By: ___________________________________
Name: _________________________________
Title: __________________________________

"ASSIGNEE":

_______________________________________

By: ___________________________________
Name: _________________________________
Title: __________________________________

EXHIBIT "L"

A F F I D A V I T

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _________________________________, the undersigned hereby certifies the following on behalf of _____________________________:

1.    _________________________________ is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.    ________________________________'s U.S. employer identification number is __________________; and

3.    ________________________________'s office address is __________________ ______________________________________. ________________________________ understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of _________________
__________________.

Sworn to and subscribed before me     ___________________________________________
this _____ day of __________, 201__        Name:    _____________________________________
Title:    _____________________________________

_____________________________________
Notary Public

My Commission Expires:

_____________________________________

(NOTARIAL SEAL)

EXHIBIT “M”

_____________________________________________________________________________________________
(Space above this line is for recording data)

After recording, please return to:    Cross Reference to DeKalb County Records:

Peter B. Ross, Esq.    (1) Limited Warranty Deed, recorded in Book 23086, Page;
DLA Piper    773; (2) Short Form Lease Agreement, recorded at Book
203 North LaSalle Street    23086, Page 779; (3) Deed to Secure Debt, Assignment of
Suite 1900    Rents and Leases and Security Agreement, recorded in Book
Chicago, Illinois 60601-1293    23086, Page 795; (4) Option Agreement, recorded in Book
23086, Page 785; and (5) Fixture filing recorded at Book
23086, Page 1.

ASSIGNMENT OF BOND, LEASE AND OTHER BOND DOCUMENTS

THIS ASSIGNMENT OF BOND, LEASE AND OTHER BOND DOCUMENTS (the “Assignment”), dated as of December ____, 2012 (the “Effective Date”), is by and between RB 66 PCE, LLC, a Delaware limited liability company (the “Assignor”), and WELLS CORE REIT – 64 & 66 PERIMETER CENTER, LLC, a Delaware limited liability company (the “Assignee”), and is acknowledged and consented to by the DUNWOODY DEVELOPMENT AUTHORITY(the “Issuer”), a development authority and public body corporate and politic created and existing under the laws of the State of Georgia.

W I T N E S S E T H:

WHEREAS, pursuant to a bond resolution adopted by the Issuer on May 15, 2012 (the “Bond Resolution”), the Issuer issued its Dunwoody Development Authority Taxable Revenue Bond (RB 66 PCE, LLC Project), Series 2012 (herein called the “Bond”) in the maximum principal amount of $34,000,000 to finance a project in DeKalb County, Georgia consisting of the acquisition of land, existing improvements and improvements to be constructed thereon or therein, including, without limitation, tenant improvements in conjunction with the leasing of such improvements to third parties, building fixtures, and building equipment installed and to be installed thereat (the “Project”); and

WHEREAS, the following documents were executed in connection with the issuance of the Bond: (i) a Lease Agreement (the “Bond Lease”), dated as of June 1, 2012, by and between the Issuer and the Assignor, and the related Short Form Lease Agreement, dated as of June 1, 2012, which is recorded in at Deed Book 23086, Page 779, DeKalb County, Georgia records (the “Records”); (ii) a Bond Purchase Loan Agreement (the “Bond Purchase Loan Agreement”), dated as of June 1, 2012, by and between the Issuer and the Assignor; (iii) an Option Agreement, dated as of June 1, 2012, by and between the Issuer and the Assignor, which is recorded in Deed Book 23086, Page 785 of the Records; (iv) a Memorandum of Understanding (the “MOU”), dated as of June 1, 2012, by and between RB 64, PCE, LLC, a Delaware limited liability company, the Assignor and the Issuer; and (v) a Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement, dated as of June 1, 2012, by and from the Issuer to the Assignor, which is recorded in Deed Book 23086, Page 795 of the Records, and the related fixture filing recorded in the Records at Book 23087, Page 1, and financing statement No. 044201202014, recorded in the Georgia Central Index (said documents (i) through (v) being referred to herein collectively as the “Bond Documents”); and

WHEREAS, Assignor now desires to assign the Bond and Bond Documents to Assignee, and Assignee desires to accept such assignment on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

1.	Defined Terms. Capitalized terms not defined herein are defined in the Bond Documents.

2.Assignment. Assignor hereby sells, delivers and assigns unto Assignee the Bond and the Bond Documents and all of Assignor’s right, title and interest in, to and arising under the Bond and the Bond Documents. Assignor hereby assigns, fully and completely and not as collateral for debt, and Assignee hereby assumes, all covenants, liabilities, obligations and rights necessary for the performance of such covenants and obligations of Assignor under the Bond Documents (including, but not limited to, indemnification of the Issuer) accruing on or after the Effective Date. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Assignor, Assignee and Issuer acknowledge that as a result of the foregoing assignment of the Bond Lease, the Assignee is and will be the lessee of the Project, and is a permitted transferee of the Bond. Assignee is hereby authorized to file amendments to the fixture filing, financing statement and any other of the Bond Document referenced above as may be necessary to reflect this Assignment.

3.Issuer’s Consent and Recourse. As of the Effective Date hereof, the Issuer shall look solely and exclusively to Assignee for the payment or performance of the covenants, liabilities and obligations set forth in the Bond Documents accruing on or after the Effective Date and shall have no recourse whatsoever against Assignor with respect to such covenants, liabilities and obligations. The Issuer acknowledges and consents to the foregoing assignment and agrees to the assumption of all covenants, liabilities and obligations imposed on the “Company” and the “Purchaser” under the Bond Documents as if Assignee had been the original “Company” and “Purchaser” named in the Bond Documents and hereby releases Assignor from such obligations and agreements arising on and after the Effective Date. The Issuer also acknowledges that the Assignee shall also be the “Bondholder,” “Holder,” “Custodian,” “Paying Agent,” and “Registrar” under the Bond Documents as of the Effective Date hereof. The Issuer further acknowledges that the Assignee is relying upon the Issuer’s representations in Landlord Estoppel Certificate executed by the Issuer herewith and that such representations serve as a material inducement for the Assignee to execute and accept this Assignment and to assume the obligations of Assignee hereby created. Assignee assumes no obligations for any losses, claims, lawsuits or damages of any kind arising in connection with the operation of the Project prior to the Effective Date or any violation of the Bond Documents or obligations incurred or arising thereunder prior to the Effective Date.

4.Assignee’s Investment Confirmation. The Bond is being simultaneously assigned herewith. The Assignee hereby confirms that: (i) the Assignee is acquiring the Bond as an investment for its own account and not with a view to distribution or resale; (ii) the Assignee understands the limited source of payment and the limited security for the Bond and has conducted its own due diligence investigation as to the Bond and sources of payment of the Bond and interest thereon and in the conduct of such investigation, the Assignee has not relied on any representations of the Issuer specifically with respect to the Bond; (iii) the Assignee understands the risks involved in investing in the Bond and has the financial ability to accept such risk; (iv) the Assignee understands that neither the Issuer, the Assignor, nor any other Person are required, by the terms of the Bond or the Bond Resolution, to provide continuing disclosure with respect to the Bond under Securities and Exchange Commission Rule 15c2-12; (v) the subsequent transfer of the Bond by the Assignee shall also be subject to the restrictions contained in Section 2.7 of the Bond Resolution; and (vi) the Assignee agrees to comply with the obligations of the “Purchaser” under the Bond Purchase Loan Agreement, arising on and after the Effective Date hereof.

5.Amendments to Bond Documents. The Bond Documents are hereby amended: (i) to substitute the Assignee for the Assignor as the “Company,” the “Purchaser,” as applicable, and (ii) to provide that the Assignee’s address for notices is c/o Wells Core Office Income REIT, Inc., 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092, with a copy to DLA Piper, 203 North LaSalle Street, Suite 1900, Chicago, Illinois 60601-1293, Attn: Peter B. Ross, Esq.

6.Issuance and Registration of Bond. Assignor shall surrender the original of Bond No. R-1 to the Registrar for registration of transfer and shall cause a replacement Bond No. R-2 to be issued and registered in the name of the Assignee. The Assignor represents and warrants to the Issuer and Assignee that the schedule of advances and payments attached to Bond R-1, which is to be attached to Bond R-2, is correct and complete.

7.Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

8.Transfer Instructions. Issuer hereby acknowledges and agrees that its receipt and execution of this Assignment constitutes Assignor’s full compliance with Assignor’s obligations pursuant to Section 9.1 of the Bond Lease. Assignor hereby acknowledges that it has sole responsibility to provide the transfer instructions required by Section 2.7(c) of the Bond Resolution.

9.Miscellaneous. This Assignment and the obligations of Assignor, Assignee and the Issuer hereunder shall be binding upon and inure to the benefit of Assignor, Assignee and the Issuer and their respective successors, assigns, heirs, executors, administrators, and personal representatives, shall be governed by and construed in accordance with the laws of the State of Georgia and may not be modified or amended in any manner other than by a written agreement signed by all parties hereto.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned acting by and through their duly authorized officers have caused this instrument to be executed under seal as of the first date above written.

ASSIGNOR:

Signed, sealed and delivered    RB 66 PCE, LLC, a Delaware limited liability
on December ____, 2012    company
in the presence of:

By:_______________________(SEAL)
_______________________________    Name: David Canaday
Unofficial Witness    Title: Senior Vice President

_______________________________
Notary Public

My Commission Expires:

_______________________________

[NOTARY SEAL]

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURE PAGE TO ASSIGNMENT OF
BOND, LEASE AND OTHER BOND DOCUMENTS]

15063475v.1

ASSIGNEE:

Signed, sealed and delivered    WELLS CORE REIT – 64 & 66
on December ____, 2012    PERIMETER CENTER, LLC, a Delaware
in the presence of:    limited liability company

By: Wells Core Office Income Operating
_______________________________    Partnership, L.P., a Delaware limited
Unofficial Witness    partnership, its sole member

_______________________________    By: Wells Core Office Income
Notary Public    REIT, Inc., a Maryland
corporation, its sole general partner
My Commission Expires:

_______________________________    By: __________________________
Name: ________________________
[NOTARY SEAL]    Title: _________________________

[CORPORATE SEAL]

[signatures continue on following page]

[SIGNATURE PAGE TO ASSIGNMENT OF
BOND, LEASE AND OTHER BOND DOCUMENTS]
15063475v.1

ISSUER’S ACKNOWLEDGEMENT, CONSENT AND RELEASE

The undersigned acknowledges and consents to the foregoing, including the foregoing assignment of and amendments to the Bond Documents, and agrees to the assumption of all obligations of Assignor under the Bond Documents by Assignee, and hereby releases Assignor from its obligations under such Bond Documents accruing on and after the Effective Date.

Signed, sealed and delivered on
December ____, 2012,
in the presence of:     DUNWOODY DEVELOPMENT AUTHORITY

________________________________    By: _____________________________________
Unofficial Witness     Chairman

ATTEST:
________________________________
Notary Public
_________________________________________
My Commission Expires:     Secretary

________________________________    [SEAL]

[NOTARY SEAL]

[SIGNATURE PAGE TO ASSIGNMENT OF

BOND, LEASE AND OTHER BOND DOCUMENTS]
15063475v.1

EXHIBIT A

DESCRIPTION OF THE PROJECT

Parcel 4
Part 1 – Building 66 (formerly known as Building 64)

All that tract or parcel of land lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, being known as Building 64 Perimeter Center East, and being more particularly described as follows:

To find the true point of Beginning; commence at a 5/8" rebar found at the intersection of the northerly right-of-way line of Interstate Highway 285 (300' limited access public right-of-way) with the easterly line of Land Lot 347 (being the westerly line of Land Lot 346), and being the southeasterly corner of property now or formerly owned by Perimeter Center Investments, now or formerly known as Building 56 Perimeter Center East (hereinafter called "Building 56 Tract"); thence proceed along said northerly right-of-way of Interstate Highway 285 along a curve to the left having a radius of 5879.58 feet and an arc length of 379.24 feet, being subtended by a chord of South 83 degrees 46 minutes 36 seconds West for a distance of 379.17 feet to a 5/8" rebar found at the southwesterly corner of said Building 56 Tract, being also the southeasterly corner of property now or formerly known as Building 64-A Perimeter Center East (hereinafter called "Building 64-A Tract"); thence continue along said northerly right-of-way of Interstate Highway 285 along a curve to the left having a radius of 5879.58 feet and an arc length of 658.30 feet, being subtended by a chord of South 78 degrees 43 minutes 16 seconds West for a distance of 657.96 feet to a capped rebar set at the southwesterly corner of said Building 64-A Tract, said point being the point of Beginning: the point of Beginning thus established, continue along said northerly right-of-way of Interstate Highway 285 along a curve to the left having a radius of 5879.58 feet and an arc length of 594.09 feet, being subtended by a chord of South 72 degrees 37 minutes 09 seconds West for a distance of 593.84 feet to a concrete right-of-way monument found; thence continue along said northerly right-of-way of Interstate Highway 285 South 69 degrees 43 minutes 17 seconds West 16.91 feet to a 1/2" iron pipe found at the Southeast corner of property now or formerly owned by Hines Atlanta Limited and now or formerly known as the Ravinia (hereinafter called "Ravinia Tract"); thence departing from said northerly right-of-way of Interstate Highway 285 and proceed along the easterly line of said Ravinia Tract North 00 degree 41 minutes 30 seconds East for a distance of 1056.00 feet to a 1/2" pinch top pipe found at the southwesterly corner of property now or formerly owned by Metropolitan Life Insurance, et al., now or formerly known as Building 70 & 72 Perimeter Center East (hereinafter called Building 70 Tract); thence continue along the southerly line of said Building 70 Tract South 89 degrees 14 minutes 35 seconds East for a distance of 128.21 feet to a 1/2" rebar found; thence continue along said southerly line of Building 70 Tract South 52 degrees 22 minutes 22 seconds East for a distance of 209.74 feet to a capped rebar set; thence continue along said southerly line of Building 70 Tract North 75 degrees 41 minutes 30 seconds East for a distance of 131.50 feet to a capped rebar set; thence continue along said southerly line of Building 70 Tract South 79 degrees 48 minutes 30 seconds East for a distance of 39.38 feet to a capped rebar set at the westerly right-of-way line of Perimeter Center East (variable width public right-of-way); thence proceed along the westerly right-of-way line of Perimeter Center East South 04 degrees 08 minutes 30 seconds West 37.24 feet to a capped rebar set; thence proceed along the westerly right-of-way of said Perimeter Center East along a curve to the left having a radius of 260.36 feet and an arc length of 369.96 feet, being subtended by a chord of South 36 degrees 34 minutes 00 seconds East for a distance of 339.61 feet to a capped rebar set at the northwesterly corner of aforementioned Building 64-A Tract; thence depart said southerly right-of-way of Perimeter Center East and proceed along the westerly line of said

Building 64-A Tract South 00 degree 33 minutes 00 seconds East for a distance of 260.70 feet to a capped rebar set; thence continue along said westerly line of Building 64-A Tract South 25 degrees 07 minutes 30 seconds West for a distance of 218.53 feet to the point of Beginning; said property contains 11.9918 acres or 522,364 square feet, as per survey by James M. McNeely, Georgia Registered Land Surveyor #2301, dated January 18, 2007, last revised January 30, 2007.

TOGETHER WITH non-exclusive easements granted to the benefit of the above property by that certain Grant of Easements by and among Metropolitan Life Insurance Company, a New York corporation, and Taylor & Mathis Enterprises, L.P., a Georgia limited partnership, and Beacon Properties, L.P., a Delaware limited partnership, dated February 15, 1996, filed for record February 20, 1996 at 11:27 a.m., recorded in Deed Book 8871, Page 181, Records of DeKalb County, Georgia; as amended by that certain First Amendment to Grant of Easements by and among Metropolitan Life Insurance Company, a New York corporation, Taylor & Mathis Enterprises, L.P., a Georgia limited partnership and Beacon Properties, L.P., a Delaware limited partnership, dated March 7, 1997, filed for record July 3, 1997 at 2:13 p.m., recorded in Deed Book 9510, Page 723, aforesaid Records.

Dunwoody Development Authority
Taxable Revenue Bond
(RB 66 PCE, LLC Project), Series 2012

BOND TRANSFER INSTRUCTIONS

To: RB 66 PCE, LLC, as Registrar

You are hereby instructed to transfer the above-captioned Bond (the “Bond”), upon the surrender and presentation of such Bond at your principal office, duly endorsed for transfer or accompanied by an assignment duly executed by the undersigned registered owner or the registered owner’s attorney duly authorized in writing, in such form as shall be satisfactory to you, as Registrar, to WELLS CORE REIT – 64 & 66 PERIMETER CENTER, LLC, a Delaware limited liability company (the “Assignee”), the address of which is c/o Wells Core Office Income REIT, Inc., 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092, and the federal E.I.N. of which is 26-0500668.

The Assignee is also to be the assignee of the Lease and other Bond Documents referenced in the Bond, and thus will become the Company and a permitted transferee of the Bond. In the Assignment of Bond, Lease and Other Bond Documents (the “Assignment”) between RB 66 PCE, LLC (the “Assignor”), and the Assignee, and acknowledged by the Dunwoody Development Authority (the “Issuer”), the Assignee has represented that: (i) the Assignee is acquiring the Bond as an investment for its own account and not with a view to distribution or resale; (ii) the Assignee understands the limited source of payment and the limited security for the Bond and has conducted its own due diligence investigation as to the Bond and sources of payment of the Bond and interest thereon, and in the conduct of such investigation, the Assignee has not relied on any representations of the Issuer; (iii) the Assignee understands the risks involved in investing in the Bond and has the financial ability to accept such risk; (iv) the Assignee understands that neither the Issuer, the undersigned, nor any other person are required, by the terms of such Bond or by the terms of the Bond Resolution referenced therein, to provide continuing disclosure with respect to the Bond under Securities and Exchange Commission Rule 15c2-12; (v) the subsequent transfer of the Bond by the Assignee shall also be subject to the restrictions contained in the Bond Resolution and (vi) the Assignee agrees to comply with the obligations of the “Purchaser” under the Bond Purchase Loan Agreement referenced in the Bond, arising on and after the date of the Assignment.

Upon such registration of transfer, you shall deliver, in exchange for the Bond so surrendered, a new Bond registered in the name of the Assignee of the same series, maturity, terms, and tenor and bearing a bond number one integral number higher than the number of the Bond surrendered for transfer. Upon the issuance of a new Bond certificate pursuant to the transfer or replacement of the Bond, you are to enter on the Schedule of Advances and Payments appearing at the end of such new Bond certificate, the date, type and amount of each advance and the date and amount of each payment of principal and interest under the surrendered Bond. The Bond so surrendered shall be canceled and destroyed by the Registrar in accordance with Section 2.9 of the Bond Resolution at the time the replacement Bond is registered in the name of the Assignee.

This ___ day of December, 2012.

ASSIGNOR:

RB 66 PCE, LLC, a Delaware limited liability
company

By: _______________________(SEAL)
Name: David Canaday
Title: Senior Vice President

[SIGNATURE PAGE TO BOND TRANSFER INSTRUCTIONS]

15063475v.1

Dunwoody Development Authority
Taxable Revenue Bond
(RB 66 PCE, LLC Project), Series 2012

PURCHASER'S RECEIPT FOR BOND

The undersigned, as the Purchaser of the above referenced revenue bond (the “Bond”), hereby acknowledges receipt of the Bond, being Bond No. R-2 in the Maximum Principal Amount of $34,000,000.

Dated: December ____, 2012.

WELLS CORE REIT – 64 & 66
PERIMETER CENTER, LLC, a Delaware
limited liability company

By: Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By: Wells Core Office Income
REIT, Inc., a Maryland
corporation, its sole general
partner

By:_____________________
Name:___________________
Title:____________________

[CORPORATE SEAL]

15063475v.1

Dunwoody Development Authority
Taxable Revenue Bond
(RB 66 PCE, LLC Project), Series 2012

DESIGNATION OF AUTHORIZED COMPANY REPRESENTATIVE

The undersigned, as successor lessee of the Project that is financed by the abovereferenced Bond, hereby appoints the following person(s) to serve as its “Authorized Company Representative(s)” pursuant to the Lease Agreement, dated as of June 1, 2012, entered into in connection with the issuance of the Bond.

Name     Title     Signature
______________     ____________________________     ___________________________
______________     ____________________________     ___________________________

Dated: December __, 2012.

WELLS CORE REIT – 64 & 66
PERIMETER CENTER, LLC, a Delaware
limited liability company

By: Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By: Wells Core Office Income
REIT, Inc., a Maryland
corporation, its sole general
partner

By:_________________________
Name:_______________________
Title:________________________

[CORPORATE SEAL]

15063475v.1

ASSIGNMENT

Assignment (Bond)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

WELLS CORE REIT – 64 & 66 PERIMETER CENTER, LLC, a Delaware limited liability company

Address: c/o Wells Core Office Income REIT, Inc., 6200 The Corners Parkway, Suite 250,
Norcross, Georgia 30092;

Tax Identification or Social Security Number: 26-0500668

The within Bond and all rights thereunder, and does hereby irrevocably constitute and appoint:

________________________attorney to transfer this Bond on the bond registration books kept for such purpose by the Issuer, with full power of substitution in the premises.

Dated: December ___, 2012

Name of Registered Holder: RB 66 PCE, LLC, a Delaware limited liability company

Signature of Registered Holder

RB 66 PCE, LLC, a Delaware limited liability company

By:____________________________
Name: David Canaday
Title: Senior Vice President

NOTICE: the name, as signed, to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without any alteration or enlargement or change whatever.

15063475v.1

_____________________________________________________________________________________________
(Space above this line is for recording data)

After recording, please return to:    Cross Reference to DeKalb County Records:

Peter B. Ross, Esq.    (1) Limited Warranty Deed, recorded in Book 23087, Page 7;
DLA Piper    (2) Short Form Lease Agreement, recorded at Book 23086,
203 North LaSalle Street    Page 731; (3) Deed to Secure Debt, Assignment of Rents and
Suite 1900    Leases and Security Agreement, recorded in Book 23086, Page
Chicago, Illinois 60601-1293    747; (4) Option Agreement, recorded in Book 23086, Page
737; and (5) Fixture filing recorded at Book 23086, Page 767.

ASSIGNMENT OF BOND, LEASE AND OTHER BOND DOCUMENTS

THIS ASSIGNMENT OF BOND, LEASE AND OTHER BOND DOCUMENTS (the “Assignment”), dated as of December ____, 2012 (the “Effective Date”), is by and between RB 64 PCE, LLC, a Delaware limited liability company (the “Assignor”), and WELLS CORE REIT – 64 & 66 PERIMETER CENTER, LLC, a Delaware limited liability company (the “Assignee”), and is acknowledged and consented to by the DUNWOODY DEVELOPMENT AUTHORITY(the “Issuer”), a development authority and public body corporate and politic created and existing under the laws of the State of Georgia.

W I T N E S S E T H:

WHEREAS, pursuant to a bond resolution adopted by the Issuer on May 15, 2012 (the “Bond Resolution”), the Issuer issued its Dunwoody Development Authority Taxable Revenue Bond (RB 64 PCE, LLC Project), Series 2012 (herein called the “Bond”) in the maximum principal amount of $81,000,000 to finance a project in DeKalb County, Georgia consisting of the acquisition of land, existing improvements and improvements to be constructed thereon or therein, including, without limitation, tenant improvements in conjunction with the leasing of such improvements to third parties, building fixtures, and building equipment installed and to be installed thereat (the “Project”); and

WHEREAS, the following documents were executed in connection with the issuance of the Bond: (i) a Lease Agreement (the “Bond Lease”), dated as of June 1, 2012, by and between the Issuer and the Assignor, and the related Short Form Lease Agreement, dated as of June 1, 2012, which is recorded in at Deed Book 23086, Page 731, DeKalb County, Georgia records (the “Records”); (ii) a Bond Purchase Loan Agreement (the “Bond Purchase Loan Agreement”), dated as of June 1, 2012, by and between the Issuer and the Assignor; (iii) an Option Agreement, dated as of June 1, 2012, by and between the Issuer and the Assignor, which is recorded in Deed Book 23086, Page 737 of the Records; (iv) a Memorandum of Understanding (the “MOU”), dated as of June 1, 2012, by and between RB 66, PCE, LLC, a Delaware limited liability company, the Assignor and the Issuer; and (v) a Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement, dated as of June 1, 2012, by and from the Issuer to the Assignor, which is recorded in Deed Book 23086, Page 747 of the Records, and the related fixture filing recorded in the Records at Book 23086, Page 767, and financing statement No. 044201202013, recorded in the Georgia Central Index (said documents (i) through (v) being referred to herein collectively as the “Bond Documents”); and

WHEREAS, Assignor now desires to assign the Bond and Bond Documents to Assignee, and Assignee desires to accept such assignment on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

1.	Defined Terms. Capitalized terms not defined herein are defined in the Bond Documents.

2.Assignment. Assignor hereby sells, delivers and assigns unto Assignee the Bond and the Bond Documents and all of Assignor’s right, title and interest in, to and arising under the Bond and the Bond Documents. Assignor hereby assigns, fully and completely and not as collateral for debt, and Assignee hereby assumes, all covenants, liabilities, obligations and rights necessary for the performance of such covenants and obligations of Assignor under the Bond Documents (including, but not limited to, indemnification of the Issuer) accruing on or after the Effective Date. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Assignor, Assignee and Issuer acknowledge that as a result of the foregoing assignment of the Bond Lease, the Assignee is and will be the lessee of the Project, and is a permitted transferee of the Bond. Assignee is hereby authorized to file amendments to the fixture filing, financing statement and any other of the Bond Document referenced above as may be necessary to reflect this Assignment.

3.Issuer’s Consent and Recourse. As of the Effective Date hereof, the Issuer shall look solely and exclusively to Assignee for the payment or performance of the covenants, liabilities and obligations set forth in the Bond Documents accruing on or after the Effective Date and shall have no recourse whatsoever against Assignor with respect to such covenants, liabilities and obligations. The Issuer acknowledges and consents to the foregoing assignment and agrees to the assumption of all covenants, liabilities and obligations imposed on the “Company” and the “Purchaser” under the Bond Documents as if Assignee had been the original “Company” and “Purchaser” named in the Bond Documents and hereby releases Assignor from such obligations and agreements arising on and after the Effective Date. The Issuer also acknowledges that the Assignee shall also be the “Bondholder,” “Holder,” “Custodian,” “Paying Agent,” and “Registrar” under the Bond Documents as of the Effective Date hereof. The Issuer further acknowledges that the Assignee is relying upon the Issuer’s representations in Landlord Estoppel Certificate executed by the Issuer herewith and that such representations serve as a material inducement for the Assignee to execute and accept this Assignment and to assume the obligations of Assignee hereby created. Assignee assumes no obligations for any losses, claims, lawsuits or damages of any kind arising in connection with the operation of the Project prior to the Effective Date or any violation of the Bond Documents or obligations incurred or arising thereunder prior to the Effective Date.

4.Assignee’s Investment Confirmation. The Bond is being simultaneously assigned herewith. The Assignee hereby confirms that: (i) the Assignee is acquiring the Bond as an investment for its own account and not with a view to distribution or resale; (ii) the Assignee understands the limited source of payment and the limited security for the Bond and has conducted its own due diligence investigation as to the Bond and sources of payment of the Bond and interest thereon and in the conduct of such investigation, the Assignee has not relied on any representations of the Issuer specifically with respect to the Bond; (iii) the Assignee understands the risks involved in investing in the Bond and has the financial ability to accept such risk; (iv)
the Assignee understands that neither the Issuer, the Assignor, nor any other Person are required, by the terms of the Bond or the Bond Resolution, to provide continuing disclosure with respect to the Bond under Securities and Exchange Commission Rule 15c2-12; (v) the subsequent transfer of the Bond by the Assignee shall also be subject to the restrictions contained in Section 2.7 of the Bond Resolution; and (vi) the Assignee agrees to comply with the obligations of the “Purchaser” under the Bond Purchase Loan Agreement, arising on and after the Effective Date hereof.

5.Amendments to Bond Documents. The Bond Documents are hereby amended: (i) to substitute the Assignee for the Assignor as the “Company,” the “Purchaser,” as applicable, and (ii) to provide that the Assignee’s address for notices is c/o Wells Core Office Income REIT, Inc., 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092, with a copy to DLA Piper, 203 North LaSalle Street, Suite 1900, Chicago, Illinois 60601-1293, Attn: Peter B. Ross, Esq.

6.Issuance and Registration of Bond. Assignor shall surrender the original of Bond No. R-1 to the Registrar for registration of transfer and shall cause a replacement Bond No. R-2 to be issued and registered in the name of the Assignee. The Assignor represents and warrants to the Issuer and Assignee that the schedule of advances and payments attached to Bond R-1, which is to be attached to Bond R-2, is correct and complete.

7.Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

8.Transfer Instructions. Issuer hereby acknowledges and agrees that its receipt and execution of this Assignment constitutes Assignor’s full compliance with Assignor’s obligations pursuant to Section 9.1 of the Bond Lease. Assignor hereby acknowledges that it has sole responsibility to provide the transfer instructions required by Section 2.7(c) of the Bond Resolution.

9.Miscellaneous. This Assignment and the obligations of Assignor, Assignee and the Issuer hereunder shall be binding upon and inure to the benefit of Assignor, Assignee and the Issuer and their respective successors, assigns, heirs, executors, administrators, and personal representatives, shall be governed by and construed in accordance with the laws of the State of Georgia and may not be modified or amended in any manner other than by a written agreement signed by all parties hereto.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

15063475v.1

IN WITNESS WHEREOF, the undersigned acting by and through their duly authorized officers have caused this instrument to be executed under seal as of the first date above written.

ASSIGNOR:

Signed, sealed and delivered    RB 64 PCE, LLC, a Delaware limited liability
on December ____, 2012    company
in the presence of:

By:_______________________(SEAL)
_______________________________    Name: David Canaday
Unofficial Witness    Title: Senior Vice President

_______________________________
Notary Public

My Commission Expires:

_______________________________

[NOTARY SEAL]

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURE PAGE TO ASSIGNMENT OF
BOND, LEASE AND OTHER BOND DOCUMENTS]
15063475v.1

ASSIGNEE:

Signed, sealed and delivered    WELLS CORE REIT – 64 & 66
on December ____, 2012    PERIMETER CENTER, LLC, a Delaware
in the presence of:    limited liability company

By: Wells Core Office Income Operating
_______________________________    Partnership, L.P., a Delaware limited
Unofficial Witness    partnership, its sole member

_______________________________    By: Wells Core Office Income
Notary Public    REIT, Inc., a Maryland
corporation, its sole general partner
My Commission Expires:

_______________________________    By: __________________________
Name: ________________________
[NOTARY SEAL]    Title: _________________________

[CORPORATE SEAL]

[signatures continue on following page]

[SIGNATURE PAGE TO ASSIGNMENT OF
BOND, LEASE AND OTHER BOND DOCUMENTS]
15063475v.1

ISSUER’S ACKNOWLEDGEMENT, CONSENT AND RELEASE

The undersigned acknowledges and consents to the foregoing, including the foregoing assignment of and amendments to the Bond Documents, and agrees to the assumption of all obligations of Assignor under the Bond Documents by Assignee, and hereby releases Assignor from its obligations under such Bond Documents accruing on and after the Effective Date.

Signed, sealed and delivered on
December ____, 2012,
in the presence of:     DUNWOODY DEVELOPMENT AUTHORITY

___________________________    By:______________________________________
Unofficial Witness     Chairman

ATTEST:
___________________________
Notary Public
___________________________________________
My Commission Expires:     Secretary

[SEAL]

[NOTARY SEAL]

[SIGNATURE PAGE TO ASSIGNMENT OF
BOND, LEASE AND OTHER BOND DOCUMENTS]
15063475v.1

EXHIBIT A

DESCRIPTION OF THE PROJECT

Parcel 4
Part 2 – Building 64 (formerly known as Building 64-A & Parking Deck)

All that tract or parcel of land lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, being known as Building 64-A Perimeter Center East, and being more particularly described as follows:

To find the true point of Beginning: Commence at a 5/8" reinforcing bar at the intersection of the northerly right-of-way line of Interstate Highway 285 (300' public right-of-way) with the easterly line of Land Lot 347 (being the westerly line of Land Lot 346), and being the southeasterly corner of property now or formerly owned by Perimeter Center Investments, now or formerly known as Building 56 Perimeter Center East (hereinafter called "Building 56 Tract"); thence proceed along said northerly right-of-way of Interstate Highway 285 along a curve to the left having a radius of 5879.58 feet and an arc length of 379.24 feet, being subtended by a chord of South 83 degrees 46 minutes 36 seconds West for a distance of 379.17 feet to a capped rebar set at the southwesterly corner of said Building 56 Tract, said point being the point of Beginning; the point of Beginning thus established, thence continue along said northerly right-of-way of Interstate Highway 285 along a curve to the left having a radius of 5879.58 feet and an arc length of 658.30 feet, being subtended by a chord of South 78 degrees 43 minutes 16 seconds West for a distance of 657.96 feet to a capped rebar set at the southeasterly corner of property now or formerly known as Building 64 Perimeter Center East (hereinafter called "Building 64 Tract"); thence depart said northerly right-of-way of Interstate Highway 285 and proceed along the easterly line of said Building 64 Tract North 25 degrees 07 minutes 30 seconds East for a distance of 218.53 feet to a capped rebar set; thence continue along said easterly line of Building 64 Tract North 00 degree 33 minutes 00 seconds West for a distance of 260.70 feet to a capped rebar set at the southerly right-of-way of Perimeter Center East (a dedicated road of variable width public right-of-way); thence proceed along the southerly and southeasterly right-of-way of said Perimeter Center East along a curve to the left having a radius of 253.45 feet and an arc length of 118.73 feet, being subtended by a chord of North 89 degrees 18 minutes 19 seconds East for a distance of 117.65 feet to a capped rebar set; thence continue along said southeasterly right-of-way of Perimeter Center East North 75 degrees 53 minutes 04 seconds East for a distance of 264.99 feet to a capped rebar set; thence continue along said southeasterly right-ofway of Perimeter Center East along a curve to the left having a radius of 381.16 feet and an arc length of 178.06 feet, being subtended by a chord of North 62 degrees 30 minutes 04 seconds East for a distance of 176.45 feet to a "P.K." nail found in a concrete sidewalk at the northwesterly corner of aforementioned Building 56 Tract; thence depart said southeasterly right-of-way of Perimeter Center East and proceed along the westerly line of said Building 56 Tract South 04 degrees 28 minutes 04 seconds West for a distance of 112.35 feet to a capped rebar set; thence continue along said westerly line of Building 56 Tract South 06 degrees 34 minutes 47 seconds East for a distance of 154.49 feet to a 1/2" rebar found; thence continue along said westerly line of Building 56 Tract South 04 degrees 05 minutes 41 seconds West for a distance of 47.54 feet to a 1/2" rebar found; thence continue along said westerly line of Building 56 Tract South 06 degrees 20 minutes 16 seconds East for a distance of 165.49 feet to the Point of Beginning; said property contains 5.4042 acres or 235,405 square feet, as per survey by James M. McNeely, Georgia Registered Land Surveyor #2301, dated January 18, 2007, last revised January 30, 2007.

TOGETHER WITH, as appurtenances to the title to the hereinabove described property hereinafter referred to as the "Building 56 Site"), the following easements:

(a)
Easement Grant and Agreement by and between Taylor & Mathis Enterprises, a Georgia general partnership comprised of Charles McKenzie, T. Harvey Mathis, Graydon B. Leake, Jr., James D. Fluker, Jr., and E.H. Avery, and Metropolitan Life Insurance Company, a New York corporation, and Centennial Equities Corporation, a New York corporation d/b/a a joint venture under the name of Perimeter Center Associates; The First National Bank of Atlanta; Metropolitan Life Insurance Company; Metropolitan Life Insurance Company, and Centennial Equities Corporation; and The Ohio National Life Insurance Company, an Ohio corporation, and The Citizens and Southern National Bank, as Trustee for The Citizens and Southern Bank Income Fund, dated November 24, 1976, filed for record November 24, 1976 at 4:30 p.m., recorded in Deed Book 3591, Page 525, Records of DeKalb County, Georgia.

(b)
Grant of Easements by and among Metropolitan Life Insurance Company, a New York corporation, and Taylor & Mathis Enterprises, L.P., a Georgia limited partnership, and Beacon Properties, L.P., a Delaware limited partnership, dated February 15, 1996, filed for record February 20, 1996 at 11:27 a.m., recorded in Deed Book 8871, Page 181, aforesaid Records; as amended by that certain First Amendment to Grant of Easements by and among Metropolitan Life Insurance Company, a New York corporation, Taylor & Mathis Enterprises, L.P., a Georgia limited partnership and Beacon Properties, L.P., a Delaware limited partnership, dated March 7, 1997, filed for record July 3, 1997 at 2:13 p.m., recorded in Deed Book 9510, Page 723, aforesaid Records.

15063475v.1

Dunwoody Development Authority
Taxable Revenue Bond
(RB 64 PCE, LLC Project), Series 2012

BOND TRANSFER INSTRUCTIONS

To: RB 64 PCE, LLC, as Registrar

You are hereby instructed to transfer the above-captioned Bond (the “Bond”), upon the surrender and presentation of such Bond at your principal office, duly endorsed for transfer or accompanied by an assignment duly executed by the undersigned registered owner or the registered owner’s attorney duly authorized in writing, in such form as shall be satisfactory to you, as Registrar, to WELLS CORE REIT – 64 & 66 PERIMETER CENTER, LLC, a Delaware limited liability company (the “Assignee”), the address of which is c/o Wells Core Office Income REIT, Inc., 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092, and the federal E.I.N. of which is 26-0500668.

The Assignee is also to be the assignee of the Lease and other Bond Documents referenced in the Bond, and thus will become the Company and a permitted transferee of the Bond. In the Assignment of Bond, Lease and Other Bond Documents (the “Assignment”) between RB 64 PCE, LLC (the “Assignor”), and the Assignee, and acknowledged by the Dunwoody Development Authority (the “Issuer”), the Assignee has represented that: (i) the Assignee is acquiring the Bond as an investment for its own account and not with a view to distribution or resale; (ii) the Assignee understands the limited source of payment and the limited security for the Bond and has conducted its own due diligence investigation as to the Bond and sources of payment of the Bond and interest thereon, and in the conduct of such investigation, the Assignee has not relied on any representations of the Issuer; (iii) the Assignee understands the risks involved in investing in the Bond and has the financial ability to accept such risk; (iv) the Assignee understands that neither the Issuer, the undersigned, nor any other person are required, by the terms of such Bond or by the terms of the Bond Resolution referenced therein, to provide continuing disclosure with respect to the Bond under Securities and Exchange Commission Rule 15c2-12; (v) the subsequent transfer of the Bond by the Assignee shall also be subject to the restrictions contained in the Bond Resolution and (vi) the Assignee agrees to comply with the obligations of the “Purchaser” under the Bond Purchase Loan Agreement referenced in the Bond, arising on and after the date of the Assignment.

Upon such registration of transfer, you shall deliver, in exchange for the Bond so surrendered, a new Bond registered in the name of the Assignee of the same series, maturity, terms, and tenor and bearing a bond number one integral number higher than the number of the Bond surrendered for transfer. Upon the issuance of a new Bond certificate pursuant to the transfer or replacement of the Bond, you are to enter on the Schedule of Advances and Payments appearing at the end of such new Bond certificate, the date, type and amount of each advance and the date and amount of each payment of principal and interest under the surrendered Bond. The Bond so surrendered shall be canceled and destroyed by the Registrar in accordance with Section 2.9 of the Bond Resolution at the time the replacement Bond is registered in the name of the Assignee.

15063475v.1

This ___ day of December, 2012.

ASSIGNOR:

RB 64 PCE, LLC, a Delaware limited liability
company

By: _______________________(SEAL)
Name: David Canaday
Title: Senior Vice President

[SIGNATURE PAGE TO BOND TRANSFER INSTRUCTIONS]
15063475v.1

Dunwoody Development Authority
Taxable Revenue Bond
(RB 64 PCE, LLC Project), Series 2012

PURCHASER'S RECEIPT FOR BOND

The undersigned, as the Purchaser of the above referenced revenue bond (the “Bond”), hereby acknowledges receipt of the Bond, being Bond No. R-2 in the Maximum Principal Amount of $81,000,000.

Dated: December ____, 2012.

WELLS CORE REIT – 64 & 66
PERIMETER CENTER, LLC, a Delaware
limited liability company

By: Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By: Wells Core Office Income
REIT, Inc., a Maryland
corporation, its sole general
partner

By:_____________________
Name:___________________
Title:____________________

[CORPORATE SEAL]

15063475v.1

Dunwoody Development Authority
Taxable Revenue Bond
(RB 64 PCE, LLC Project), Series 2012

DESIGNATION OF AUTHORIZED COMPANY REPRESENTATIVE

The undersigned, as successor lessee of the Project that is financed by the abovereferenced Bond, hereby appoints the following person(s) to serve as its “Authorized Company Representative(s)” pursuant to the Lease Agreement, dated as of June 1, 2012, entered into in connection with the issuance of the Bond.

Name     Title     Signature
______________     ____________________________     ___________________________
______________     ____________________________     ___________________________

Dated: December __, 2012.

WELLS CORE REIT – 64 & 66
PERIMETER CENTER, LLC, a Delaware
limited liability company

By: Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By: Wells Core Office Income
REIT, Inc., a Maryland
corporation, its sole general
partner

By:_____________________
Name:___________________
Title:____________________

[CORPORATE SEAL]

15063475v.1

ASSIGNMENT

Assignment (Bond)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

WELLS CORE REIT – 64 & 66 PERIMETER CENTER, LLC, a Delaware limited liability company

Address: c/o Wells Core Office Income REIT, Inc., 6200 The Corners Parkway, Suite 250,
Norcross, Georgia 30092;

Tax Identification or Social Security Number: 26-0500668

The within Bond and all rights thereunder, and does hereby irrevocably constitute and appoint:

_______________________attorney to transfer this Bond on the bond registration books kept for such purpose by the Issuer, with full power of substitution in the premises.

Dated: December ___, 2012

Name of Registered Holder: RB 64 PCE, LLC, a Delaware limited liability company

Signature of Registered Holder

RB 64 PCE, LLC, a Delaware limited liability company

By: ___________________________________
Name: David Canaday
Title: Senior Vice President

NOTICE: the name, as signed, to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without any alteration or enlargement or change whatever

15063475v.1

EXHIBIT “M-1”

LIST OF BOND DOCUMENTS

RB 64 PCE, LLC Project Bond Documents:
1. Lease Agreement dated as of June 1, 2012
2. Side Letter Agreement regarding DeKalb County Board of Tax Assessors, dated as of June 15, 2012
3. Short Form Lease Agreement dated as of June 1, 2012
4. Memorandum of Understanding dated as of June 1, 2012
5. Bond Purchase Loan Agreement dated as of June 1, 2012
6. Option Agreement dated as of June 1, 2012
7. Dunwoody Development Authority Taxable Revenue Bond (RB 64 PCE, LLC Project), Series 2012, dated June 15, 2012
8. Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement dated as of June 1, 2012
9. UCC Financing Statement and Fixture Filing
10. Validation Order dated as of June 11, 2012

RB 66 PCE, LLC Project Bond Documents:
1. Lease Agreement dated as of June 1, 2012
2. Side Letter Agreement regarding DeKalb County Board of Tax Assessors, dated as of June 15, 2012
3. Short Form Lease Agreement dated as of June 1, 2012
4. Memorandum of Understanding dated as of June 1, 2012
5. Bond Purchase Loan Agreement dated as of June 1, 2012
6. Option Agreement dated as of June 1, 2012
7. Dunwoody Development Authority Taxable Revenue Bond (RB 66 PCE, LLC Project), Series 2012, dated June 15, 2012
8. Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement dated as of June 1, 2012
9. UCC Financing Statement and Fixture Filing
10. Validation Order dated as of June 11, 2012

EXHIBIT “N”

Assignment (Bond)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

(print or typewrite name)

Address: _______________________________________________________________________________________________

(please print or typewrite address including postal zip code of assignee)

Tax Identification or Social Security Number: ________________________________________________________________

The within Bond and all rights thereunder, and does hereby irrevocably constitute and appoint:

____________________________    attorney to transfer this Bond on the bond registration books kept for such purpose by the Issuer, with full power of substitution in the premises.

Dated:

Name of Registered Holder:

(Type or print)

Signature of Registered Holder

NOTICE: the name, as assigned, to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without any alteration or enlargement or change whatever.

EXHIBIT “O”

Bond Estoppel Certificate

LANDLORD ESTOPPEL CERTIFICATE

The DUNWOODY DEVELOPMENT AUTHORITY, a public body corporate and politic created and existing under the laws of the State of Georgia (“Issuer”), pursuant to a bond resolution adopted by the Issuer on May 15, 2012 (the “Bond Resolution”), issued its Taxable Revenue Bond (RB 64 PCE, LLC Project), Series 2012 (herein called the “Bond”) in the maximum principal amount of $81,000,000 to RB 64 PCE, LLC (“Holder”), to finance a capital project in Dunwoody, DeKalb County, Georgia, consisting of improvements, building fixtures and building equipment located on that certain real property more particularly described on Exhibit “A” attached hereto (the “Project”).

In connection with the issuance of the Bond, the following documents were executed: (i) a Lease Agreement (the “Bond Lease”), dated as of June 1, 2012, by and between the Issuer, as “Landlord” and Holder, as “Tenant”, and the related Short Form Lease Agreement, dated as of June 1, 2012, which is recorded in at Book 23086, Page 731, DeKalb County, Georgia records (the “Records”); (ii) a Bond Purchase Loan Agreement (the “Bond Purchase Loan Agreement”), dated as of June 1, 2012, by and between Issuer and Holder; (iii) an Option Agreement, dated as of June 1, 2012, by and between Issuer and Holder, which is recorded in Deed Book 23086, Page 737 of the Records; (iv) a Memorandum of Understanding (the “MOU”), dated as of June 1, 2012, by and between Holder, RB 66 PCE, LLC and Issuer; and (v) a Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement, dated as of June 1, 2012, by and from Issuer to Holder, which is recorded in Deed Book 23086, Page 747 of the Records, and the related fixture filing recorded in the Records at Book 23086, Page 767, and financing statement No. 044201202013, recorded in the Georgia Central Index (said documents (i) through (v) being referred to herein collectively as the “Bond Documents”).

With respect to the Bond Documents, Issuer hereby certifies as follows:

1.The Bond Documents have not been modified, amended or supplemented, and, to the knowledge of the undersigned, the interest of Holder with respect thereto has not been assigned, encumbered or otherwise transferred. A true, correct and complete copy of the Bond Lease is attached hereto as Exhibit “B”.

None, except as follows: Letter Modification of Bond Lease dated June 15, 2012 (a copy of which is attached hereto as Exhibit “B-1”).

2.The Bond Documents are in full force and effect and, to the knowledge of the undersigned, free from any default by either party.

3.The term of the Bond Lease commenced on June 15, 2012 and expires at 11:59 p.m. on April 1, 2016. There are three renewal terms, ending on April 1, 2020, April 1, 2024 and April 1, 2027, respectively, which are deemed to be exercised automatically unless the Holder provides notice in accordance with the provisions of the Bond Lease. The Bond was issued to Holder on June 15, 2012, and has a maturity date of April 1, 2027.

4.The rent due under the Lease is a sum equal to the amount payable as debt service on the Bond (a copy of which is attached hereto as Exhibit “C”) and is due on each date on which the debt service on the Bond is due.

5.According to the performance report submitted by the Holder to the Issuer on December 14, 2012, all Investment Goals and Leasing Goals (each as defined in the MOU) for the Project required in accordance with the MOU and set forth more specifically in Goals Tables A and B therein have been attained. All Performance Reports (as defined in the MOU) required by the MOU and other Bond Documents have been submitted by the Holder and accepted by the Issuer. Having conclusively met all Investment Goals and Leasing Goals set forth in the MOU, the Holder has satisfied any and all requirements to provide Performance Reports to the Issuer and no additional Performance Reports are required of Holder or any of its assignees or successors in interest under said Bond Documents during the remaining term of the Bond and Bond Lease.

6.Having satisfied the Investment Goals and Leasing Goals, the Holder has not been and shall not be subject to making any Tax Recovery Payments for the remaining term of the Bond and Bond Lease.

7.Holder has no purchase options or rights of first refusal with respect to renting additional property or acquiring any additional interest in the Project except as follows:

None, except as follows:     Option to purchase as provided in the Option Agreement.

8.The MOU is in full force and effect and, to the knowledge of the undersigned, free from any default by any of the parties.

Landlord acknowledges that WELLS CORE REIT – 64 & 66 PERIMETER CENTER, LLC will be relying on this estoppel in connection with the assignment of all of Holder’s rights, interests and obligations under the Bond Documents.

ISSUER:

Date: ____________, ____    DUNWOODY DEVELOPMENT
AUTHORITY

By:_________________________________
Name: ___________________________
Title: ____________________________
ATTEST:

_____________________________________
Secretary

[SEAL]

Exhibit A

Description of the Land

Parcel 4
Part 2 – Building 64 (formerly known as Building 64-A & Parking Deck)

All that tract or parcel of land lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, being known as Building 64-A Perimeter Center East, and being more particularly described as follows:

To find the true point of Beginning: Commence at a 5/8" reinforcing bar at the intersection of the northerly right-of-way line of Interstate Highway 285 (300' public right-of-way) with the easterly line of Land Lot 347 (being the westerly line of Land Lot 346), and being the southeasterly corner of property now or formerly owned by Perimeter Center Investments, now or formerly known as Building 56 Perimeter Center East (hereinafter called "Building 56 Tract"); thence proceed along said northerly right-of-way of Interstate Highway 285 along a curve to the left having a radius of 5879.58 feet and an arc length of 379.24 feet, being subtended by a chord of South 83 degrees 46 minutes 36 seconds West for a distance of 379.17 feet to a capped rebar set at the southwesterly corner of said Building 56 Tract, said point being the point of Beginning; the point of Beginning thus established, thence continue along said northerly right-of-way of Interstate Highway 285 along a curve to the left having a radius of 5879.58 feet and an arc length of 658.30 feet, being subtended by a chord of South 78 degrees 43 minutes 16 seconds West for a distance of 657.96 feet to a capped rebar set at the southeasterly corner of property now or formerly known as Building 64 Perimeter Center East (hereinafter called "Building 64 Tract"); thence depart said northerly right-of-way of Interstate Highway 285 and proceed along the easterly line of said Building 64 Tract North 25 degrees 07 minutes 30 seconds East for a distance of 218.53 feet to a capped rebar set; thence continue along said easterly line of Building 64 Tract North 00 degree 33 minutes 00 seconds West for a distance of 260.70 feet to a capped rebar set at the southerly right-of-way of Perimeter Center East (a dedicated road of variable width public right-of-way); thence proceed along the southerly and southeasterly right-of-way of said Perimeter Center East along a curve to the left having a radius of 253.45 feet and an arc length of 118.73 feet, being subtended by a chord of North 89 degrees 18 minutes 19 seconds East for a distance of 117.65 feet to a capped rebar set; thence continue along said southeasterly right-of-way of Perimeter Center East North 75 degrees 53 minutes 04 seconds East for a distance of 264.99 feet to a capped rebar set; thence continue along said southeasterly right-of-way of Perimeter Center East along a curve to the left having a radius of 381.16 feet and an arc length of 178.06 feet, being subtended by a chord of North 62 degrees 30 minutes 04 seconds East for a distance of 176.45 feet to a "P.K." nail found in a concrete sidewalk at the northwesterly corner of aforementioned Building 56 Tract; thence depart said southeasterly right-of-way of Perimeter Center East and proceed along the westerly line of said Building 56 Tract South 04 degrees 28 minutes 04 seconds West for a distance of 112.35 feet to a capped rebar set; thence continue along said westerly line of Building 56 Tract South 06 degrees 34 minutes 47 seconds East for a distance of 154.49 feet to a 1/2" rebar found; thence continue along said westerly line of Building 56 Tract South 04 degrees 05 minutes 41 seconds West for a distance of 47.54 feet to a 1/2" rebar found; thence continue along said westerly line of Building 56 Tract South 06 degrees 20 minutes 16 seconds East for a distance of 165.49 feet to the Point of Beginning; said property contains 5.4042 acres or 235,405 square feet, as per survey by James M. McNeely, Georgia Registered Land Surveyor #2301, dated January 18, 2007, last revised January 30, 2007.

TOGETHER WITH, as appurtenances to the title to the hereinabove described property hereinafter referred to as the "Building 56 Site"), the following easements:

(a)
Easement Grant and Agreement by and between Taylor & Mathis Enterprises, a Georgia general partnership comprised of Charles McKenzie, T. Harvey Mathis, Graydon B. Leake, Jr., James D. Fluker, Jr., and E.H. Avery, and Metropolitan Life Insurance Company, a New York corporation, and Centennial Equities Corporation, a New York corporation d/b/a a joint venture under the name of Perimeter Center Associates; The First National Bank of Atlanta; Metropolitan Life Insurance Company; Metropolitan Life Insurance Company, and Centennial Equities Corporation; and The Ohio National Life Insurance Company, an Ohio corporation, and The Citizens and Southern National Bank, as Trustee for The Citizens and Southern Bank Income Fund, dated November 24, 1976, filed for record November 24, 1976 at 4:30 p.m., recorded in Deed Book 3591, Page 525, Records of DeKalb County, Georgia.

(b)
Grant of Easements by and among Metropolitan Life Insurance Company, a New York corporation, and Taylor & Mathis Enterprises, L.P., a Georgia limited partnership, and Beacon Properties, L.P., a Delaware limited partnership, dated February 15, 1996, filed for record February 20, 1996 at 11:27 a.m., recorded in Deed Book 8871, Page 181, aforesaid Records; as amended by that certain First Amendment to Grant of Easements by and among Metropolitan Life Insurance Company, a New York corporation, Taylor & Mathis Enterprises, L.P., a Georgia limited partnership and Beacon Properties, L.P., a Delaware limited partnership, dated March 7, 1997, filed for record July 3, 1997 at 2:13 p.m., recorded in Deed Book 9510, Page 723, aforesaid Records.

Exhibit B

The Bond Lease

[incorporated at Exhibit 10.15 to this Annual Report on Form 10-K]

Exhibit B-1

Letter Modification of Bond Lease

[attached]

Exhibit C

The Bond

[incorporated at Exhibit 10.16 to this Annual Report on Form 10-K]

LANDLORD ESTOPPEL CERTIFICATE

The DUNWOODY DEVELOPMENT AUTHORITY, a public body corporate and politic created and existing under the laws of the State of Georgia (“Issuer”), pursuant to a bond resolution adopted by the Issuer on May 15, 2012 (the “Bond Resolution”), issued its Taxable Revenue Bond (RB 66 PCE, LLC Project), Series 2012 (herein called the “Bond”) in the maximum principal amount of $34,000,000 to RB 66 PCE, LLC (“Holder”), to finance a capital project in Dunwoody, DeKalb County, Georgia, consisting of improvements, building fixtures and building equipment located on that certain real property more particularly described on Exhibit “A” attached hereto (the “Project”).

In connection with the issuance of the Bond, the following documents were executed: (i) a Lease Agreement (the “Bond Lease”), dated as of June 1, 2012, by and between the Issuer, as “Landlord” and Holder, as “Tenant”, and the related Short Form Lease Agreement, dated as of June 1, 2012, which is recorded in at Book 23086, Page 779, DeKalb County, Georgia records (the “Records”); (ii) a Bond Purchase Loan Agreement (the “Bond Purchase Loan Agreement”), dated as of June 1, 2012, by and between Issuer and Holder; (iii) an Option Agreement, dated as of June 1, 2012, by and between Issuer and Holder, which is recorded in Deed Book 23086, Page 785 of the Records; (iv) a Memorandum of Understanding (the “MOU”), dated as of June 1, 2012, by and between Holder, RB 66 PCE, LLC and Issuer; and (v) a Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement, dated as of June 1, 2012, by and from Issuer to Holder, which is recorded in Deed Book 23086, Page 795 of the Records, and the related fixture filing recorded in the Records at Book 23087, Page 1, and financing statement No. 044201202014, recorded in the Georgia Central Index (said documents (i) through (v) being referred to herein collectively as the “Bond Documents”).

With respect to the Bond Documents, Issuer hereby certifies as follows:

1.The Bond Documents have not been modified, amended or supplemented, and, to the knowledge of the undersigned, the interest of Holder with respect thereto has not been assigned, encumbered or otherwise transferred. A true, correct and complete copy of the Bond Lease is attached hereto as Exhibit “B”.

None, except as follows: Letter Modification of Bond Lease dated June 15, 2012 (a copy of which is attached hereto as Exhibit “B-1”).

2.The Bond Documents are in full force and effect and, to the knowledge of the undersigned, free from any default by either party.

3.The term of the Bond Lease commenced on June 15, 2012 and expires at 11:59 p.m. on April 1, 2016. There are three renewal terms, ending on April 1, 2020, April 1, 2024 and April 1, 2027, respectively, which are deemed to be exercised automatically unless the Holder provides notice in accordance with the provisions of the Bond Lease. The Bond was issued to Holder on June 15, 2012, and has a maturity date of April 1, 2027.

4.The rent due under the Lease is a sum equal to the amount payable as debt service on the Bond (a copy of which is attached hereto as Exhibit “C”) and is due on each date on which the debt service on the Bond is due.

5.According to the performance report submitted by the Holder to the Issuer on December 14, 2012, all Investment Goals and Leasing Goals (each as defined in the MOU) for the Project required in accordance with the MOU and set forth more specifically in Goals Tables A and B therein have been attained. All Performance Reports (as defined in the MOU) required by the MOU and other Bond Documents have been submitted by the Holder and accepted by the Issuer. Having conclusively met all Investment Goals and Leasing Goals set forth in the MOU, the Holder has satisfied any and all requirements to provide Performance Reports to the Issuer and no additional Performance Reports are required of Holder or any of its assignees or successors in interest under said Bond Documents during the remaining term of the Bond and Bond Lease.

6.Having satisfied the Investment Goals and Leasing Goals, the Holder has not been and shall not be subject to making any Tax Recovery Payments for the remaining term of the Bond and Bond Lease.

7.Holder has no purchase options or rights of first refusal with respect to renting additional property or acquiring any additional interest in the Project except as follows:

None, except as follows:     Option to purchase as provided in the Option Agreement.

8.The MOU is in full force and effect and, to the knowledge of the undersigned, free from any default by any of the parties.

Landlord acknowledges that WELLS CORE REIT – 64 & 66 PERIMETER CENTER, LLC will be relying on this estoppel in connection with the assignment of all of Holder’s rights, interests and obligations under the Bond Documents.

ISSUER:

Date: ____________, ____    DUNWOODY DEVELOPMENT
AUTHORITY

By:_________________________________
Name: ___________________________
Title: ____________________________
ATTEST:

_____________________________________
Secretary

[SEAL]

Exhibit A

Description of the Land

Parcel 4
Part 1 – Building 66 (formerly known as Building 64)

All that tract or parcel of land lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, being known as Building 64 Perimeter Center East, and being more particularly described as follows:

To find the true point of Beginning; commence at a 5/8" rebar found at the intersection of the northerly right-of-way line of Interstate Highway 285 (300' limited access public right-of-way) with the easterly line of Land Lot 347 (being the westerly line of Land Lot 346), and being the southeasterly corner of property now or formerly owned by Perimeter Center Investments, now or formerly known as Building 56 Perimeter Center East (hereinafter called "Building 56 Tract"); thence proceed along said northerly right-of-way of Interstate Highway 285 along a curve to the left having a radius of 5879.58 feet and an arc length of 379.24 feet, being subtended by a chord of South 83 degrees 46 minutes 36 seconds West for a distance of 379.17 feet to a 5/8" rebar found at the southwesterly corner of said Building 56 Tract, being also the southeasterly corner of property now or formerly known as Building 64-A Perimeter Center East (hereinafter called "Building 64-A Tract"); thence continue along said northerly right-of-way of Interstate Highway 285 along a curve to the left having a radius of 5879.58 feet and an arc length of 658.30 feet, being subtended by a chord of South 78 degrees 43 minutes 16 seconds West for a distance of 657.96 feet to a capped rebar set at the southwesterly corner of said Building 64-A Tract, said point being the point of Beginning: the point of Beginning thus established, continue along said northerly right-of-way of Interstate Highway 285 along a curve to the left having a radius of 5879.58 feet and an arc length of 594.09 feet, being subtended by a chord of South 72 degrees 37 minutes 09 seconds West for a distance of 593.84 feet to a concrete right-of-way monument found; thence continue along said northerly right-of-way of Interstate Highway 285 South 69 degrees 43 minutes 17 seconds West 16.91 feet to a 1/2" iron pipe found at the Southeast corner of property now or formerly owned by Hines Atlanta Limited and now or formerly known as the Ravinia (hereinafter called "Ravinia Tract"); thence departing from said northerly right-of-way of Interstate Highway 285 and proceed along the easterly line of said Ravinia Tract North 00 degree 41 minutes 30 seconds East for a distance of 1056.00 feet to a 1/2" pinch top pipe found at the southwesterly corner of property now or formerly owned by Metropolitan Life Insurance, et al., now or formerly known as Building 70 & 72 Perimeter Center East (hereinafter called Building 70 Tract); thence continue along the southerly line of said Building 70 Tract South 89 degrees 14 minutes 35 seconds East for a distance of 128.21 feet to a 1/2" rebar found; thence continue along said southerly line of Building 70 Tract South 52 degrees 22 minutes 22 seconds East for a distance of 209.74 feet to a capped rebar set; thence continue along said southerly line of Building 70 Tract North 75 degrees 41 minutes 30 seconds East for a distance of 131.50 feet to a capped rebar set; thence continue along said southerly line of Building 70 Tract South 79 degrees 48 minutes 30 seconds East for a distance of 39.38 feet to a capped rebar set at the westerly right-of-way line of Perimeter Center East (variable width public right-of-way); thence proceed along the westerly right-of-way line of Perimeter Center East South 04 degrees 08 minutes 30 seconds West 37.24 feet to a capped rebar set; thence proceed along the westerly right-of-way of said Perimeter Center East along a curve to the left having a radius of 260.36 feet and an arc length of 369.96 feet, being subtended by a chord of South 36 degrees 34 minutes 00 seconds East for a distance of 339.61 feet to a capped rebar set at the northwesterly corner of aforementioned Building 64-A Tract; thence depart said southerly right-of-way of Perimeter Center East and proceed along the westerly line of said Building 64-A Tract South 00 degree 33 minutes 00 seconds East for a distance of 260.70 feet to a capped rebar set; thence continue along said westerly line of Building 64-A Tract South 25 degrees 07 minutes 30 seconds West for a distance of 218.53 feet to the point of Beginning; said property contains 11.9918 acres or 522,364 square feet, as per survey by James M. McNeely, Georgia Registered Land Surveyor #2301, dated January 18, 2007, last revised January 30, 2007.

TOGETHER WITH non-exclusive easements granted to the benefit of the above property by that certain Grant of Easements by and among Metropolitan Life Insurance Company, a New York corporation, and Taylor & Mathis Enterprises, L.P., a Georgia limited partnership, and Beacon Properties, L.P., a Delaware limited partnership, dated February 15, 1996, filed for record February 20, 1996 at 11:27 a.m., recorded in Deed Book 8871, Page 181, Records of DeKalb County, Georgia; as amended by that certain First Amendment to Grant of Easements by and among Metropolitan Life Insurance Company, a New York corporation, Taylor & Mathis Enterprises, L.P., a Georgia limited partnership and Beacon Properties, L.P., a Delaware limited partnership, dated March 7, 1997, filed for record July 3, 1997 at 2:13 p.m., recorded in Deed Book 9510, Page 723, aforesaid Records.

Exhibit B

The Bond Lease

[incorporated at Exhibit 10.15 to this Annual Report on Form 10-K]

Exhibit B-1

Letter Modification of Bond Lease

[attached]

Exhibit C

The Bond

[incorporated at Exhibit 10.15 to this Annual Report on Form 10-K]

EXHIBIT “P”

Seller's Affidavit

OWNER'S AFFIDAVIT
(LIMITED LIABILITY COMPANY)

STATE OF PENNSYLVANIA    :
: SS
COUNTY OF PHILADELPHIA    :

Chicago Title Insurance Company Commitment No. File No. GA-120086 (the “Commitment”)

ON THE _____ day of December, A.D. 2012, before me, the Subscriber, a Notary Public in and for the State referenced above, duly commissioned, personally appeared the undersigned, who being duly sworn according to law, depose/s and say/s, to his/her actual knowledge:

That RB 66 PCE, LLC, a Delaware limited liability company (the “LLC”), is the owner of a leasehold interest in the property commonly known as 66 Perimeter East Center, located in Dunwoody, Georgia (the “Property”), which Property is described on Exhibit “A” attached hereto;

That the proper name of the LLC is RB 66 PCE, LLC, a Delaware limited liability company;

That there are no liens or encumbrances (Mortgages, Deeds of Trust, Judgments, Tax Liens, Mechanics Liens, etc.) encumbering the Property known to the undersigned other than for Permitted Exceptions (as defined in the Purchase Agreement (as hereafter defined) and as shown on the Commitment and/or Chicago Title Insurance Company pro forma policy number File No. GA-120086 (the “Pro-Forma”). Purchase Agreement shall mean that certain Purchase and Sale Agreement dated December 28, 2012, among the LLC, RB 64 PCE LLC and Wells Core REIT - 64 & 66 Perimeter Center, LLC (the “Purchase Agreement”);

That there have been no repairs, additions or improvements made, ordered or contracted to be made by the LLC on or to the Property other than those for which payment has been made, will be made in the ordinary course of business, or for those which will be paid for out of the escrow funds held in escrow at time of closing by Chicago Title Insurance Company (the “Title Company”) subject to an escrow agreement among the LLC, RB 64 PCE LLC, Wells Core REIT - 64 & 66 Perimeter Center, LLC, a Delaware limited liability company and the Title Company;

That there has been no work done, or notice received by the LLC that work is to be done, by the City of Dunwoody, or at its direction, in connection with the installation of sewer or water or for improvements such as paving or repaving of streets or alleys, or the installation of curbs or sidewalks, on the Property;

That no notice has been served upon the LLC by any governmental authority for the removal or abatement of any nuisance at, for the violation of any Zoning Regulation at or concerning the condemnation of any portion of, the Property;

That there has been no violation of any restrictions affecting the Property and there are no disputes with any adjoining property owners as to the location of property lines or the encroachment of any improvements;

That there are no unrecorded leases or agreements affecting the Property other than as fully disclosed to Title Company;
That the present sale of the Property is not made for the purpose of hindering, delaying or defrauding any creditors of the LLC;

That the statements made herein are subject to the Permitted Exceptions matters disclosed by the Commitment, the Pro-Forma and Permitted Exceptions (as defined in the Purchase Agreement);

That this affidavit is made to the Title Company for the purpose of enabling the Title Company to issue title insurance on the Property and affiant/s aver/s the foregoing statements are true and correct as of the date hereof to the best of his/her/their actual knowledge and belief.

SUBSCRIBED AND SWORN to before me, the day and year aforesaid. ____________________________________________ Notary Public My commission expires _________________	RB 66 PCE, LLC, a Delaware limited liability company By:___________________________ Name: Title:

OWNER'S AFFIDAVIT
(LIMITED LIABILITY COMPANY)

STATE OF PENNSYLVANIA    :
: SS
COUNTY OF PHILADELPHIA    :

Chicago Title Insurance Company Commitment No. File No. GA-120086 (the “Commitment”)

ON THE _____ day of December, A.D. 2012, before me, the Subscriber, a Notary Public in and for the State referenced above, duly commissioned, personally appeared the undersigned, who being duly sworn according to law, depose/s and say/s, to his/her actual knowledge:

That RB 64 PCE, LLC, a Delaware limited liability company (the “LLC”), is the owner of a leasehold interest in the property commonly known as 64 Perimeter East Center, located in Dunwoody, Georgia (the “Property”), which Property is described on Exhibit “A” attached hereto;

That the proper name of the LLC is RB 64 PCE, LLC, a Delaware limited liability company;

That there are no liens or encumbrances (Mortgages, Deeds of Trust, Judgments, Tax Liens, Mechanics Liens, etc.) encumbering the Property known to the undersigned other than for Permitted Exceptions (as defined in the Purchase Agreement (as hereafter defined) and as shown on the Commitment and/or Chicago Title Insurance Company pro forma policy number File No. GA-120086 (the “Pro-Forma”). Purchase Agreement shall mean that certain Purchase and Sale Agreement dated December 28, 2012, among the LLC, RB 66 PCE LLC and Wells Core REIT - 64 & 66 Perimeter Center, LLC;

That there have been no repairs, additions or improvements made, ordered or contracted to be made by the LLC on or to the Property other than those for which payment has been made, will be made in the ordinary course of business, or for those which will be paid for out of the escrow funds held in escrow at time of closing by Chicago Title Insurance Company (the “Title Company”) subject to an escrow agreement among the LLC, RB 66 PCE LLC, Wells Core REIT - 64 & 66 Perimeter Center, LLC, a Delaware limited liability company and the Title Company;

That there has been no work done, or notice received by the LLC that work is to be done, by the City of Dunwoody, or at its direction, in connection with the installation of sewer or water or for improvements such as paving or repaving of streets or alleys, or the installation of curbs or sidewalks, on the Property;

That no notice has been served upon the LLC by any governmental authority for the removal or abatement of any nuisance at, for the violation of any Zoning Regulation at or concerning the condemnation of any portion of, the Property;

That there has been no violation of any restrictions affecting the Property and there are no disputes with any adjoining property owners as to the location of property lines or the encroachment of any improvements;

That there are no unrecorded leases or agreements affecting the Property other than as fully disclosed to Title Company;

That the present sale of the Property is not made for the purpose of hindering, delaying or defrauding any creditors of the LLC;

That the statements made herein are subject to the Permitted Exceptions matters disclosed by the Commitment, the Pro-Forma and Permitted Exceptions (as defined in the Purchase Agreement);

That this affidavit is made to the Title Company for the purpose of enabling the Title Company to issue title insurance on the Property and affiant/s aver/s the foregoing statements are true and correct as of the date hereof to the best of his/her/their actual knowledge and belief.

SUBSCRIBED AND SWORN to before me, the day and year aforesaid. ___________________________________________ Notary Public My commission expires ________________	RB 64 PCE, LLC, a Delaware limited liability company By:___________________________ Name: Title:

EXHIBIT “Q”

Tenant Notice

December ___, 2012

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

____________________________________
____________________________________
____________________________________

Re:	[64] Perimeter Center East, Dunwoody, Georgia

Ladies and Gentlemen:
Please be advised that, effective as of the date hereof, [RB 64 PCE, LLC], a Delaware limited liability company (“Seller”), sold its interest in the referenced building and assigned its interest in your lease at such building (the “Lease”) to Wells Core REIT - 64 & 66 Perimeter Center, LLC, a Delaware limited liability company (“Buyer”). Consequently, Buyer is now your landlord and the security deposit, if any, under the Lease has been transferred to and received by Buyer. Buyer is now responsible to account to you under the Lease and at law for the security deposit transferred by Seller. All future notices and other communication to the landlord under the Lease should be delivered to Buyer at the following address:
Wells Real Estate Funds
6200 The Corners Parkway
Suite 250
Norcross, Georgia 30092
Attn: Asset Management

With a copy to:

RPO Property Management, LLC
64 Perimeter Center East
Suite 220
Atlanta, GA 303456
Attn: Siobhan McNichols

All future rents and payments to be made by you under the Lease are to be made by wire transfer of federal funds in accordance with the following wire instructions:
Bank Name - Regions Bank
Bank Address - Birmingham, AL
ABA # - 062005690 (wires only)
Account Name - Wells Core REIT - 64 & 66 Perimeter Center, LLC
Account # - 017 735 5709
ABA for ACH & Checks ONLY: 061101375

If payments can't be made by wire transfer, checks can be sent to the following lockbox:

Dept # 5518
Wells Real Estate Funds
PO Box 11407
Birmingham, AL 35246-5518

If you have any questions regarding any of this information, please contact Siobhan McNichols at 678-338-3543.
Thank you for your cooperation.
Very truly yours,

RB 64 PCE, LLC, a Delaware limited liability company

By:____________________________________
Name:__________________________________
Title:___________________________________

EXHIBIT "R"

FORM OF HOLDBACK ESCROW AGREEMENT

THIS HOLDBACK ESCROW AGREEMENT (this “Agreement”) is made as of December 28, 2012, by and among RB 64 PCE, LLC, a Delaware limited liability company, and RB 66 PCE, LLC, a Delaware limited liability company (hereinafter referred collectively as "Seller"), and WELLS CORE REIT - 64 & 66 PERIMETER CENTER, LLC, a Delaware limited liability company (hereinafter referred to as "Purchaser") and CHICAGO TITLE INSURANCE COMPANY (“Escrowee”).

R E C I T A L S:

A.Seller and Purchaser entered into that certain Agreement for the Purchase and Sale of Property dated as of December 28, 2012 (the “Sale Agreement”) regarding with respect to that certain real property commonly known as 64 Perimeter Center East, Dunwoody, Georgia and 66 Perimeter Center East, Dunwoody, Georgia, as more particularly described in the Sale Agreement (the “Property”).

B.Purchaser and Seller acknowledge that the Sale Agreement provides that Seller shall deposit funds into an escrow with the Escrowee to cover the costs of performing the work described on Exhibit A attached hereto (the “Landlord Work”).

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as a condition of Purchaser's agreement to acquire the Property, the parties hereto agree as follows:

1.Incorporation of Recitals. The Recitals are hereby incorporated into this Section 1 as if fully set forth herein.

2.Escrow; Escrow Funds.

(a)Seller agrees that on the date hereof $1,042,412.88, the sum of the budgeted costs of the Landlord Work set forth on Exhibit A, shall be deposited into an account with Escrowee (the “Escrow Account”) out of the proceeds of the sale of the Property, which funds shall be held in accordance with this Agreement. All funds deposited with Escrowee pursuant to this Agreement and any interest earned thereon are hereinafter referred to collectively as the “Escrow Funds”. Said Escrow Funds shall be invested by the Escrowee in Approved Investments (as hereinafter defined) and all investment income and appreciation, less the cost of the investment, shall accrue and remain in the Escrow Account.

(b)As used herein, “Approved Investments” shall mean a federally insured money market account or such other investment option as Seller and Purchaser shall mutually agree upon, and allowing for withdrawal upon demand. Escrowee is authorized to sell or otherwise realize upon such investments at any time and from time to time when funds are required for the purposes of this Agreement.

3.Appointment of Escrowee. Seller and Purchaser hereby appoint Escrowee as escrowee pursuant to the terms of this Agreement and Escrowee hereby accepts said appoint-ment pursuant to the terms hereof. The parties agree that Escrowee shall act in accordance with the joint written direction of Seller and Purchaser only, unless otherwise provided herein.

4.Landlord Work.

(a)    General. In accordance with the Sale Agreement, Seller agrees to perform each project described on Exhibit A attached hereto (each a “Project”) and as further described in the scope of work in the contract, if any, with the vendor/contractor retained by Seller to perform the work for each such Project (collectively, the Projects are hereafter referred to as the “Landlord's Work”). Seller will perform the Landlord Work at Seller's sole cost and expense, in accordance with all applicable laws, and in a good and workmanlike manner. Subject to Unanticipated Delays or Purchaser Delay (as such terms are defined below), Seller shall complete each Project on or before the expiration for the time period for completion of each Project (each a “Deadline”) specified on Exhibit A. Purchaser shall cooperate with Seller in performing the Landlord's Work, including, without limitation, providing necessary access to the Property and cooperating in applying for and obtaining any permits and/or approvals or other similar authorizations from any governmental or quasi-governmental agency. To the extent that Seller has not retained a vendor/contractor as of the date hereof to perform any portion of the Landlord Work, prior to contracting for such portion of the Landlord Work, Seller shall submit the proposed contract to Purchaser for Purchaser's review and approval, which approval shall not be unreasonably withheld or delayed. From time to time (but not more frequently than twice per calendar month), Seller may submit a written request to the Escrowee for reimbursement or payment from the Escrow Funds for the documented third-party costs and expenses incurred by Seller in connection with the completion of the Landlord Work and reasonable management fees (not to exceed 3% of the cost of the work) payable to an affiliate of Seller. Any such request for reimbursement or payment (“Draw Request”) shall include (i) a description of the Landlord Work for which reimbursement or payment is sought and an itemization of the documented third-party costs and expenses and management fees payable to Seller attributable to such Landlord Work, (ii) lien waivers for such Landlord Work, and (iii) a signed affidavit from Seller stating that the Escrow Funds being requested for release are for reimbursement or payment of the documented third-party costs and expenses incurred by Seller and the management fees payable to an affiliate of Seller in connection with the completion of the Landlord Work, and that such Landlord Work has been completed. Seller shall not be permitted to withdraw Escrow Funds for any particular Project in excess of the estimated cost for such Project specified on Exhibit A attached hereto; provided, however, that if a has been completed and fully paid for, and the costs of such Project are less than the Escrow Funds allocated to such Project, Seller shall be permitted to use the savings to pay the costs of other Projects. Escrowee shall promptly deliver to Purchaser a copy of each Draw Request received. Purchaser shall have the right to inspect the work for which a draw has been requested to confirm that it has been performed in accordance with the scope of wor for such Project and otherwise in material compliance with the terms and conditions of this Agreement. If Escrowee does not receive an objection from Purchaser within five (5) business days after delivery to Purchaser of a Draw Request, Escrowee shall disburse the amounts so requested to Seller from the Escrow Funds. If Escrowee receives an objection from Purchaser within five (5) business days after delivery to Purchaser of a Draw Request, Escrowee shall withhold amounts for which Purchaser has indicated in its objection notice that there is a dispute pending further joint instruction from Seller and Purchaser or resolution as provide for below in Section 4(d).
The following terms shall have the meanings indicated:

“Unanticipated Delay” shall refer to delays resulting from strikes or other labor difficulties not caused by Seller, casualty, unavailability of materials, acts of God, or any other cause beyond the reasonable control of Seller.
“Purchaser Delay” shall refer to any actual delay suffered by Seller (not the fault of Seller) in completing Landlord's Work which is caused by:

(1)changes in the work to be performed by Seller, which changes shall have been requested in writing by Purchaser;

(2)any failure by Purchaser to respond within five (5) business days to any written request for any necessary plan, information, approval or consent in connection with the Landlord Work;

(3)the performance of any work or activity in, on or about the Property by Purchaser or any of its employees, agents or contractors that causes a delay to the critical path for completion of a Project on or before the required Deadline; or

(4)any casualty at the Property (not caused by Seller) that causes a delay to the critical path for completion of a Project on or before the required Deadline.

(b)    Purchaser Assumption of Completion. Subject to Unanticipated Delays or Purchaser Delays, if Seller does not complete a Project prior to the applicable Deadline, Purchaser may by written notice to Seller and Escrowee take over completion of such Project. If Purchaser takes over completion of a Project, Purchaser agrees to thereafter diligently prosecute completion of such Project in a manner that is not wasteful. Purchaser may submit a written request to the Escrowee for reimbursement or payment from the Escrow Funds for the documented reasonable third-party costs and expenses incurred by Purchaser in connection with the completion of such Project and reasonable management fees (not to exceed 3% of the cost of the work). Any such request for reimbursement or payment (“Purchaser Draw Request”) shall include (i) a description of the Landlord Work for which reimbursement or payment is sought and an itemization of the documented third-party costs and expenses and management fees attributable to such Landlord Work, (ii) lien waivers for such Landlord Work, and (iii) a signed affidavit from Purchaser stating that the Escrow Funds being requested for release are for reimbursement or payment of the documented third-party costs and expenses incurred by Purchaser and the management fees in connection with the completion of the Landlord Work, and that such Landlord Work has been completed. Escrowee shall promptly deliver to Seller a copy of each Purchaser Draw Request received. Escrowee shall disburse the amounts requested in a Purchaser Draw Request to Purchaser from the Escrow Funds within one (1) business day after receipt of the Purchaser Draw Request.
(c)    Cost Overruns. In the event that Purchaser takes over completion of a Project pursuant to Section 4(b) above, Seller shall be responsible for all reasonable third party fees, costs or expenses incurred by Purchaser completing such Project (in accordance with the scope of such Project as provided for in this Agreement) in excess of the amount Escrow Funds received by Purchaser for such Project. Seller shall pay any such shortfall to Purchaser within twenty (20) days after written request therefor, which request shall include commercially reasonable documentation substantiating such shortfall.

(d)    Dispute Resolution. The parties hereto agree, upon demand by any party hereto, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to this Agreement, the Escrow Funds or any of the Landlord's Work. Any arbitration proceeding will (i) proceed in a location in Atlanta, Georgia selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code); and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. The prevailing party in any dispute shall be entitled to be indemnified and/or reimbursed for any third party fees, costs and expenses incurred by such party in connection with the AAA proceeding provided for herein.

(e)    Disbursement of Remaining Funds Upon Completion. Upon receipt of written notice from Seller and Purchaser that all of the Landlord Work has been completed, Escrowee shall disburse all remaining Escrow Funds to Seller.

5.Insurance. Seller shall maintain or shall cause to be maintained by its contractors/vendors at all times during its performance of the Landlord's Work such insurance as State Farm (as defined in the Sale Agreement) is required to maintain under Section 6.7(ii) of the 66 State Farm Lease (as defined in the Sale Agreement) when performing alterations. Such policies of insurance shall name Purchaser as an additional insured, and such policy shall be primary with respect to the activities of Seller and its agents, contractors, engineers or representatives at the Real Property, whether or not Purchaser holds other policies of insurance. A certificate issued by the insurance carrier of such policies shall be delivered to Purchaser prior to entry upon the Real Property by Seller or its agents, contractors, engineers or representatives. Seller hereby agrees to indemnify and hold Purchaser harmless from any liens, claims, liabilities, and damages (“Claims”) incurred through the performance of the Landlord Work, and Seller further agrees to repair any damage to the Property caused by the performance of such Landlord Work; provided, however, that except as provided in Section 4(c) above, Seller shall not be responsible for any Claims with respect to Landlord Work performed by Purchaser to the extent that such Claims first accrue after Purchaser has taken control of the performance of such Landlord Work.

6.Term. The obligations of Escrowee under this Agreement shall terminate on the earlier to occur of: (a) complete disbursement of the Escrow Funds pursuant to Paragraph 4 hereof or (b) tender of the Escrow Funds into a court of competent jurisdiction as permitted by Paragraph 9 hereof. Upon such termination, Escrowee shall be relieved from all duties, obligations, liabilities and respon-sibilities hereunder other than those that accrued prior thereto.

7.Fees and Expenses. Seller and Purchaser each agree to pay one-half of the fees and expenses of this escrow.

8.Escrowee's Liability. The Escrowee (a) shall be entitled to act upon the joint written instructions from Seller and Purchaser as provided in this Agreement not only as to its due execution and the validity and effectiveness of its provisions but also to the truth and accuracy of any information therein contained which the Escrowee shall in good faith believe to be genuine and to have been signed by a proper person or persons; (b) may consult independent counsel of its choice in respect of any question relating to its duties or responsibilities under this Agreement and shall not be liable for any action taken or omitted in good faith; (c) shall be under no obligation to institute or defend any action, suit or legal proceeding in connection herewith or to take any other action likely to involve the Escrowee in expense, unless first indemnified to the Escrowee's satisfaction; (d) shall have no responsibilities or obligations with respect to the maintenance of the value of the Escrow Funds; (e) shall not be bound by any amendment to this Agreement or by any other agreement between Seller and Purchaser except with the Escrowee's written consent; and (f) shall have only such duties and responsibilities as are expressly set forth in this Agreement and shall deliver the Escrow Funds only as provided herein.

9.Action for Interpleader. Notwithstanding anything in this Agreement to the contrary, in the event of a dispute between any of the parties to this Agreement arising prior to or at the time of termination of this Agreement, which dispute shall be sufficient, in the discretion of Escrowee, to justify so doing, Escrowee shall be entitled to tender the Escrow Funds into the registry or custody of a court of competent jurisdiction in Dekalb County, Georgia, together with such legal pleadings as it may deem appropriate, and thereupon Escrowee shall be discharged from all further duties, obligations, liabilities, and responsibility as Escrowee. All costs and expenses incurred by Escrowee in taking any action pursuant to this paragraph shall be covered and paid pursuant to the indemnification of Escrowee contained in Paragraph 9 hereof.

10.Indemnification. Seller and Purchaser jointly and severally agree to indemnify, defend and hold harmless Escrowee from and against and in respect of any and all demands, judgments, expenses, costs, losses, injuries or claims of any kind whatsoever, together with any and all attorneys' fees in connection therewith, whether existing on the date hereof or arising hereafter incurred by Escrowee by reason of, from or in connection with this Agreement or any action taken or not taken by Escrowee or in connection with this Agreement not arising out of the gross negligence or willful misconduct of Escrowee.

11.Governing Law. This Agreement shall be governed and construed under the laws of the State of Georgia.

12.Notices. Any notice required or permitted hereunder shall be in writing and shall be given in accordance with the Sale Agreement, and Escrowee's notice address shall be:

PURCHASER:        c/o Wells Core Office Income REIT, Inc
6200 The Corners Parkway
Suite 250
Norcross, Georgia 30092
Attn: Scott Brown
Facsimile No. (770) 243-8510

with a copy to:            DLA Piper LLP (US)
203 North LaSalle St., Suite 1500
Chicago, Illinois 60601
Attn: Peter Ross
Facsimile No.: (312) 630-7332

SELLER:            c/o Rubenstein Partners
Cira Centre
2929 Arch Street, 28th Floor
Philadelphia, PA 19104-2868
Attn: R. Bruce Balderson, Jr., Esq.
Facsimile No. (215) 399-4481

with a copy to:             Cozen O'Connor
1900 Market Street
Philadelphia, Pennsylvania 19103
Attention: Robert A. Silverman, Esq.
Facsimile: (215) 701-2161

and
Rubenstein Partners
66 Perimeter Center East
Atlanta, GA 30346
Attn: David Canaday
Facsimile No. (687) 338-3513

13.Waiver; Cumulative Rights and Remedies. No forbearance on the part of either party in enforcing their respective rights under this Agreement shall constitute a waiver or a forfeiture of any rights or remedies of such party under this Agreement. Each right and remedy of any party hereunder shall be cumulative and not exclusive and shall be in addition to every other right and remedy of such party under this Agreement and at law and in equity.

14.Headings; Separability of Provisions; Counterparts. The headings for the various Paragraphs herein are for reference only and are not part of this Agreement. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby. All words used shall be understood and construed of such gender or number as circumstances may require. This Agreement may be executed in counterparts, all of which when taken together shall constitute a single instrument.

15.Binding Effect; Assignment. This Agreement shall be binding upon the Seller, Purchaser and Escrowee and their respective permitted successors and assigns. This Agreement may not be assigned by any party to this Agreement without the other parties' consent.
[signature page follows]

[Signature page to Holdback Escrow Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Holdback Escrow Agreement as of the date set forth above.

SELLER:

RB 64 PCE, LLC, a Delaware limited liability company

By: __________________________________________
Name: ________________________________________
Title: _________________________________________

RB 66 PCE, LLC, a Delaware limited liability company

By: __________________________________________
Name: ________________________________________
Title: _________________________________________

PURCHASER:

WELLS CORE REIT - 64 & 66 PERIMETER CENTER, LLC, a Delaware limited liability company

By:	Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Wells Core Office Income REIT, Inc., a Maryland corporation, its sole general partner

By: _______________________________
Name: _____________________________
Title: ______________________________

ESCROWEE:

CHICAGO TITLE INSURANCE COMPANY

By: __________________________________________
Name: ________________________________________
Title: _________________________________________

EXHIBIT A

LANDLORD WORK

[to be attached]

EXHIBIT "S"

SELLER DELIVERIES